UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Plug Power Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Securities Exchange Act of 1934 Rules 14a-6(i)(1) and 0-11.

Letter From Our Chief Executive Officer
May 2, 2022
Dear Fellow Stockholder,
Plug Power saw a record year in 2021 after establishing the foundation to become the world’s only end-to-end green hydrogen ecosystem solutions provider. By building a green hydrogen generation network in North America, positioning the company as the world’s largest electrolyzer company, acquiring key companies and customers, and creating critical partnerships, Plug Power ended 2021 with a year of significant growth. We expect to see continual growth as we lead the $10 trillion hydrogen economy and the global goal of reaching net zero emissions.
Our notable work in 2021 included:
1.
Expanding our integration strategy, which led to several key acquisitions, joint ventures and partnerships;

2.
Building our North American green hydrogen network in several U.S. states, with two coming online in 2022, as well as expanding our European presence with the launch of our service and logistics center in Germany and acquiring the Frames Group. We are targeting the production of 70 tons per day of liquid green hydrogen by the end of 2022;

3.
Becoming the largest electrolyzer company on the planet and securing multiple projects around the world;

4.
Securing five pedestal customers in material handling — a significant milestone three years ahead of schedule; and

5.
Launching a gigafactory in Rochester, N.Y. with a capacity of more than 2.5GW of Proton Exchange Membrane stacks for fuel cells and electrolyzers.

2021 marked a record year with $502 million in revenue with $162 million of revenue recognized in the fourth quarter alone.
Plug Power remains focused on, and is continuing to execute on, our three top priorities:
1.
Accelerate expansion in green hydrogen generation business.

2.
Continue to expand via partnerships, joint ventures and acquisitions in the hydrogen ecosystem.

3.
Expand customer relationships across all businesses with the goal of achieving $900 million in revenue in 2022 and $3 billion in revenue in 2025.

We acknowledge the current geopolitical challenges that have prompted European Union leaders to put more effort into implementing renewable energy initiatives. As we think about all those directly affected by the conflict between Ukraine and Russia, we look forward to supporting the European people in implementing more green hydrogen solutions as needed.
We also recognize the ongoing challenges our world endures, including the COVID-19 pandemic. We remain committed to the health of our employees as we support major retailers, such as Walmart and Amazon, in supplying necessary food and supplies to Americans.
We are providing you with this proxy statement to enable you to give us your input by voting. We hope that you will attend our 2022 Annual Meeting of Stockholders which is scheduled to be held on June 30, 2022. The details of the business to be conducted at the meeting are set forth in the accompanying proxy statement. If you are unable to attend, we urge you to vote by mail, phone or Internet, as described in the accompanying proxy statement.
Thank you for your continued support of our company.
Regards,
Andrew J. Marsh

PLUG POWER INC.
968 Albany Shaker Road
Latham, NY 12110
May 2, 2022
Dear Stockholder:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Plug Power Inc., a Delaware corporation (“Plug Power” or the “Company”), to be held on June 30, 2022, at 10:00 a.m. Eastern Time, at the offices of DLA Piper LLP, 1251 Avenue of the Americas, New York, New York 10020.
The proxy statement, with the accompanying formal notice of the meeting, describes the matters expected to be acted upon at the Annual Meeting as well as information on how you can vote your shares and submit questions at the Annual Meeting. Only holders of record of Plug Power’s common stock at the close of business on May 2, 2022 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.
Your vote is important. Your proxy or voting instruction card includes specific information regarding the several ways to vote your shares. We encourage you to vote as soon as possible, even if you plan to attend the Annual Meeting. You may vote over the Internet, by telephone or by mail. By promptly submitting your vote, you will save the Company the expense of further proxy solicitation.
If you have any questions, please contact Mackenzie Partners, Inc., which is assisting with the solicitation, toll-free at (800) 322-2885 or at proxy@mackenziepartners.com.
We hope that you will join us on June 30, 2022. Your investment and continued support of Plug Power are very much appreciated.
Sincerely,
Andrew J. Marsh
President and Chief Executive Officer

PLUG POWER INC.
968 Albany Shaker Road
Latham, NY 12110
(518) 782-7700
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 30, 2022
NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Plug Power Inc., a Delaware corporation (the “Company”), will be held on June 30, 2022 at the offices of DLA Piper LLP, 1251 Avenue of the Americas, New York, New York 10020, at 10:00 a.m. Eastern Time, for the purpose of considering and voting upon:
1.
The election of three (3) Class II Directors, each to hold office until the Company’s 2025 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal;

2.
The approval of an amendment to the Plug Power Inc. 2021 Stock Option and Incentive Plan (the “Plan”) as described in the accompanying proxy statement;

3.
The approval of the non-binding, advisory resolution regarding the compensation of the Company’s named executive officers as described in the accompanying proxy statement;

4.
The ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2022; and

5.
Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors (the “Board”) has fixed the close of business on May 2, 2022 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the close of business on such record date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.
A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholders, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of at least ten days prior to the Annual Meeting at the principal executive offices of the Company at 968 Albany Shaker Road, Latham, New York 12110. The stockholder list will also be available during the Annual Meeting.
YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.
Whether or not you expect to attend the Annual Meeting, please vote your shares to ensure your representation and the presence of a quorum at the Annual Meeting. Your vote is important regardless of the number of shares you own.

If your shares are registered in your name, you may vote your shares on the Internet by visiting www.proxyvote.com, by telephone by calling 1-800-690-6903 and following the recorded instructions or by completing, signing, dating, and returning a proxy card. If you mail your proxy card or vote by telephone or the Internet and then decide to vote your shares during the Annual Meeting, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement. See “Can I change my vote or revoke my proxy?”
If your shares are held in the name of a broker, bank or other nominee, and you receive notice of the Annual Meeting through your broker or through another intermediary, please vote or complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on June 30, 2022:
This Notice of Annual Meeting of Stockholders, the proxy statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are available for viewing, printing and downloading at www.proxyvote.com.
By Order of the Board of Directors

Gerard L. Conway, Jr. Corporate Secretary
Latham, NY
May 2, 2022

Cautionary Note Regarding Forward-Looking Statements
This proxy statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. You can identify forward-looking statements by words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “estimate,” “predict,” “potential,” “continue” or other similar expressions. Actual results may differ from those set forth in the forward-looking statements due to a variety of factors, including those contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and the Company’s other filings with the Securities and Exchange Commission (the “SEC”). You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements.

PLUG POWER INC.
968 Albany Shaker Road
Latham, NY 12110
(518) 782-7700

PROXY STATEMENT

2022 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 30, 2022
This proxy statement and the accompanying form of proxy are being furnished in connection with the solicitation of proxies by the Board of Plug Power Inc. (“we,” “us,” “our,” “Plug Power” or the “Company”) for use at the 2022 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the offices of DLA Piper LLP, 1251 Avenue of the Americas, New York, New York 10020, on June 30, 2022, at 10:00 a.m. Eastern Time, and any adjournments or postponements thereof. This proxy statement and the accompanying form of proxy are first being made available to our stockholders on or about May 2, 2022. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING,
THE PROXY MATERIALS, AND VOTING YOUR SHARES
What is the purpose of the Annual Meeting?
The purpose of the Annual Meeting is for our stockholders to consider and vote upon the following matters:
1.
The election of three (3) Class II Directors, each to hold office until the Company’s 2025 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal;

2.
The approval of an amendment to the Plug Power Inc. 2021 Stock Option and Incentive Plan as described in this proxy statement;

3.
The approval of the non-binding, advisory resolution regarding the compensation of our named executive officers as described in this proxy statement;

4.
The ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2022; and

5.
Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

How can I attend the Annual Meeting?
You may attend the Annual Meeting, which will be held at the offices of DLA Piper LLP,

1251 Avenue of the Americas, New York, New York 10020, on June 30, 2022, at 10:00 a.m. Eastern Time, if you are listed as a stockholder as of the record date and bring proof of your identity.
If you hold your shares in “street name” through a broker or other nominee, you will need to provide proof of your identity and proof that you are the beneficial owner of shares as of the record date by bringing either a copy of a brokerage statement showing your share ownership as of the record date or, if you wish to vote your shares in person at the Annual Meeting, a nominee issued proxy.
What is the record date and what does it mean?
The record date to determine the stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on May 2, 2022 (the “Record Date”). The Record Date was established by the Board as required by Delaware law.
Who is entitled to vote at the Annual Meeting?
Only holders of record of the Common Stock at the close of business on the Record Date may vote at the Annual Meeting or any adjournment or postponement thereof. As of the Record Date, the Company had approximately 578,093,620 shares of Common Stock outstanding. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.
How many votes do I have?
Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter to be voted upon at the Annual Meeting.
Why did I receive a notice regarding the availability of proxy materials on the Internet?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because our Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. All stockholders as of the Record Date will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. We intend to mail the Notice on or about May 2, 2022 to all stockholders of record entitled to vote at the Annual Meeting.
Can I access the Notice of Annual Meeting of Stockholders, this proxy statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 on the Internet?
Yes, these materials are available on our website and can be accessed at www.proxyvote.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.
What is the required quorum for the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. For purposes of determining whether a quorum exists, shares are counted as present at the Annual Meeting if a shareholder entitled to vote is present at the meeting, or has submitted a properly signed proxy in writing, or by voting over the Internet or by telephone. We also count abstentions and broker non-votes as present for purposes of determining a quorum. If a quorum is not present or represented at the Annual Meeting, the holders of voting stock representing a majority of the voting power present at the meeting or the presiding officer may adjourn the Annual Meeting from time to time without notice other than announcement at the meeting until a quorum is present or represented. However, if the adjournment is for more than thirty days from the meeting date, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting shall be given to each stockholder of record entitled to vote or to notice.
What is the difference between a stockholder of record and a “street name” holder?
If your shares are registered directly in your name with Broadridge Corporate Issuer Solutions, Inc., our transfer agent, you are considered the stockholder of record with respect to those shares. The Notice of Internet Availability of Proxy Materials has been sent directly to you by us.
If your shares are held through one or more brokers, banks or other nominees, such broker, bank or nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name”. The Notice and any additional instructions from the third party or parties through which you hold our shares. As the beneficial owner, you have the right to direct your nominee on how to vote your shares. You will receive instructions from your nominee explaining how you can vote your shares. We encourage you to provide voting instructions to your nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions.
What is a broker non-vote?
Under New York Stock Exchange (“NYSE”) rules, if you hold shares through a broker, bank or other institution and you do not timely provide voting instructions to them before the Annual Meeting, that firm has the discretion to vote your shares only on proposals that are routine as determined by the NYSE. Such firm will not have the discretion to vote your shares on proposals that are non-routine as determined by the NYSE. Broker non-votes occur when shares represented at the Annual Meeting held by a broker are not voted on a matter because the broker has not received voting instructions from the beneficial owner or person entitled to vote such shares and either the broker does not have discretionary voting authority on the matter or the broker chooses not to vote on a matter for which it has discretionary voting authority.
How will my shares be voted if I am a stockholder of record?
Your proxy will be voted according to your instructions. If you are a stockholder of record and do not vote via the Internet or telephone or by returning a signed proxy card, your shares will not be voted unless you attend the Annual Meeting and vote your shares. If you vote via the Internet or telephone and do not specify contrary voting instructions, your shares will be voted in accordance with the recommendations of our Board. Similarly, if you sign and submit your proxy card with no instructions, your shares will be voted in accordance with the recommendations of our Board.
How do I vote my shares?
Your vote is very important to us. If you are a stockholder of record, you can vote your shares by one of the methods explained below:
•
By Telephone or Internet — All record holders can vote by touchtone telephone from the United States by dialing (800)690-6903, or over the Internet at www.proxyvote.com. Please have your notice or proxy card, which will contain your voter control number, in hand when voting. “Street name” holders may vote by telephone or Internet if their bank, broker or other nominee makes those methods available, in which case the bank, broker or other nominee will enclose the instructions with the Notice they send you. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been recorded properly.

•
In Person — All record holders may vote in person at the Annual Meeting. “Street name” holders may vote in person at the Annual Meeting if their bank, broker or other nominee has furnished a legal proxy. If you are a “street name” holder and would like to vote your shares by proxy, you will need to ask your bank, broker or other nominee to furnish you with a nominee issued proxy. You will need to bring the nominee issued proxy with you to the Annual Meeting and hand it in with a signed ballot that will be provided to you at the Annual Meeting. You will not be able to vote your shares without a nominee issued proxy. Note that a broker letter that identifies you as a stockholder is not the same as a nominee issued proxy.

•
By Written Proxy — If you received a proxy card, you may return the proxy card by mail. If you are a “street name” holder, you will receive instructions and a voting instruction card from your bank, broker or other nominee.

The Board has appointed Andrew J. Marsh, President and Chief Executive Officer, and Gerard L. Conway, Jr., General Counsel, Corporate Secretary and Executive Vice President, to serve as the proxies for the Annual Meeting.
If you complete all of the proxy card except one or more of the voting instructions or otherwise vote without giving specific voting instructions, then the designated proxies will vote your shares for those proposals for which you provide no voting instructions in the manner described under “What if I do not specify how I want my shares voted?” below. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the Annual Meeting, then the designated proxies will vote your shares in their discretion.
If you hold your shares in “street name,” and complete a voting instruction card provided by your broker, bank or other nominee except with respect to one or more of the voting instructions or otherwise vote without giving specific instructions, then your broker may be able to vote your shares with respect to the proposal as to which you provide no voting instructions. See “What is a broker non-vote?” above.
Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy in advance of the Annual Meeting so that, in the event that you become unable to attend the Annual Meeting, your shares will still be voted as directed by you. Telephone and Internet voting for stockholders of record will be available until 11:59 p.m. Eastern Time on June 29, 2022, and mailed proxy cards must be received by 11:59 p.m. Eastern time on June 29, 2022 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended. The voting deadlines and methods of voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.
What are my choices when voting?
With respect to Proposal 1, votes may be cast in favor of or withheld from the nominees. With respect to Proposals 2, 3 and 4, stockholders may vote for the proposal, against the proposal, or abstain from voting on the proposal.
What are the Board of Directors’ recommendations on how I should vote my shares?
The Board unanimously recommends that you vote your shares as follows:
Proposal 1 — FOR the election of each of the three Board of Director nominees as a Class II Director of the Company until the Company’s 2025 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal;
Proposal 2 — FOR the approval of an amendment to the Plug Power Inc. 2021 Stock Option and Incentive Plan as described in the proxy statement;
Proposal 3 — FOR the approval of the non-binding, advisory resolution regarding the compensation of the Company’s named executive officers; and
Proposal 4 — FOR the ratification of Deloitte & Touche LLP as the Company’s independent auditors for 2022.
What if I do not specify how I want my shares voted?
If you vote via the Internet or telephone and do not specify contrary voting instructions, your shares will be voted in accordance with the recommendations of our Board. Similarly, if you sign and submit your proxy card with no instructions, your shares will be voted in accordance with the recommendations of our Board of Directors. The Board of Directors recommends voting as set forth above under “What are the Board of Directors’ recommendations on how I should vote my shares?”
If you are a “street name” holder and do not provide voting instructions on one or more proposals or otherwise vote without giving specific voting instructions, your bank, broker or other nominee may be able to vote those shares. See “What is a broker non-vote?” above.
Can I change my vote or revoke my proxy?
Yes. If you are a record holder, you may revoke your proxy at any time before it is voted on any matter at the Annual Meeting by any of the following means on or before 11:59 p.m. Eastern time on June 29, 2022:

•
Voting online by telephone or over the Internet at a later date as described in the “How do I vote my shares” section above;

•
If you complete and return a new valid proxy bearing a later date and return it by mail; or

•
Giving written notice of revocation to the Company addressed to the Corporate Secretary, at the Company’s address above.

If you are a “street name” holder, your bank, broker or other nominee should provide instructions explaining how you may change or revoke your voting instructions. Please contact your bank, broker, or other nominee and follow its directions to change your vote.
What vote is required to approve each proposal?
For Proposal 1 (election of directors), a plurality of the votes properly cast is required to elect a nominee as a director of the Company. For Proposal 2 (approval of an amendment to the Plug Power Inc. 2021 Stock Option and Incentive Plan), Proposal 3 (approval of a non-binding, advisory resolution regarding the compensation of the Company’s named executive officers) and Proposal 4 (ratification of the independent auditors), the affirmative vote of a majority of the votes properly cast is required.
How are abstentions and broker non-votes treated?
Abstentions and broker non-votes, if any, are included in the determination of the number of shares present at the Annual Meeting for determining a quorum at the meeting. For Proposal 1, withhold and broker non-votes will have no effect in determining the outcome of the election of directors. For Proposals 2, 3 and 4, abstentions and broker non-votes will have no effect on the vote for such proposal.
What are the solicitation expenses and who pays the cost of this proxy solicitation?
Our Board is soliciting your proxy and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of Common Stock and collecting voting instructions. We may use our officers and employees to solicit proxies. These officers and employees will not receive additional compensation for their efforts but will be reimbursed for out-of-pocket expenses. In addition, we have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee of $17,500 plus reimbursement of expenses. The fees of MacKenzie Partners, Inc. as well as the reimbursement of expenses of MacKenzie Partners, Inc. will be borne by us. Under the engagement agreement with Mackenzie Partners, Inc., we will indemnify and hold MacKenzie Partners, Inc. and all of its directors, officers, employees and agents harmless against all claims, expenses, losses, damages, liabilities and/or judgments of any kind whatsoever that arise out of or relate to the advisory, consulting and proxy solicitation services under the agreement (the “Losses”), except for any Losses that are held in a final judicial decision by a court of competent jurisdiction from which no right of appeal exists to have resulted from willful misconduct or bad faith on the part of MacKenzie Partners, Inc.
Is this proxy statement the only way that proxies are being solicited?
No. In addition to the solicitation of proxies by use of the mail, our officers and employees, as well as MacKenzie Partners, Inc., may solicit the return of proxies, either by mail, telephone, fax, e-mail or through personal contact. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the Common Stock registered in their names, will be requested to forward solicitation material to the beneficial owners of shares of Common Stock.
Where can I find voting results?
The Company expects to publish the voting results in a Current Report on Form 8-K, which it expects to file with the SEC within four business days following the Annual Meeting.
What is “householding” and how does it affect me?
With respect to eligible stockholders who share a single address, we may send only one notice or proxy statement to that address unless we receive instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs and reduce our environmental impact. However, if a stockholder of record residing at such address wishes to receive a separate notice or proxy statement in the future, he or she may contact Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110, Attn: Investor Relations or call the Company at (518) 782-7700 and ask for Investor Relations. Eligible stockholders of record receiving multiple copies of our notice or proxy statement can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.
We hereby undertake to deliver promptly, upon written or oral request, a copy of the notice or proxy statement to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to Investor Relations at the address or phone number set forth above.
What should I do if I receive more than one set of voting materials?
You may receive more than one set of proxy or voting materials. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a notice for shares held in your name and a notice or voting instruction card for shares held in “street name.” Please follow the directions provided in the notice for the Annual Meeting and each additional notice or voting instruction card you receive to ensure that all your shares are voted.
Can I request a paper or email copy of the proxy materials?
The Notice, this proxy statement, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are available at www.proxyvote.com. Stockholders can elect to receive paper copies in the mail by visiting www.plugpower.com, by writing to Investor Relations at Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110 or by contacting the Company at (518) 782-7700.
Many brokerage firms and banks are also offering electronic proxy materials to their clients. If you are a beneficial owner of Plug Power stock, you may contact your broker, bank or other nominee to find out whether this service is available to you. If your broker or bank uses Broadridge Investor Communications, you can sign up to receive electronic proxy materials at www.proxyvote.com.
Who can help answer my questions?
The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this proxy statement. We urge you to carefully read this entire proxy statement, including the documents we refer to in this proxy statement. Please feel free to contact the firm assisting us in the solicitation of proxies, MacKenzie Partners, Inc., if you have any questions or need assistance in voting your shares. Banks and brokers may call MacKenzie Partners, Inc. at (212) 929-5500. Stockholders may contact MacKenzie Partners, Inc. toll-free at (800) 322-2885 or at proxy@mackenziepartners.com.

PROPOSAL 1: ELECTION OF DIRECTORS
Introduction
At the Annual Meeting, three Class II Directors will be elected, each to serve until the Annual Meeting of Stockholders in 2025 and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal. The Board has nominated each of George C. McNamee, Gregory L. Kenausis, and Jean A. Bua for re-election as a Class II Director. Shares represented by each properly executed proxy will be voted for the re-election of George C. McNamee, Gregory L. Kenausis, and Jean A. Bua as directors, unless contrary instructions are set forth on such proxy. Each nominee has agreed to stand for re-election and to serve, if elected, as a director. However, if any nominee fails to stand for re-election or is unable to accept election, the proxies will be voted for the election of such other person as the Board may recommend. Johannes M. Roth, a Class II Director, has informed the Board of Directors that he will not stand for re-election and, accordingly, his term and service as a director will expire at the Annual Meeting.
Vote Required for Approval
A quorum being present, a plurality of the votes properly cast is required to elect a nominee as a director of the Company. You may vote “FOR” all nominees, “WITHHOLD” for all nominees, or “WITHHOLD” for any nominee(s) by specifying the name of the nominee(s) on your proxy card. Votes that are withheld will be excluded entirely from the vote and will have no effect on the vote. Broker non-votes will also have no effect on the outcome of the election of directors.
Recommendation of the Board
THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE BOARD OF DIRECTORS NOMINEES AS A CLASS II DIRECTOR OF THE COMPANY.
INFORMATION ABOUT OUR DIRECTORS
The number of directors of the Company is presently fixed at twelve (12), and the Board currently consists of twelve (12) members. The Board of Directors is divided into three classes, with four (4) directors in Class I, four (4) directors in Class II, and four (4) directors in Class III. Directors in Classes I, II and III serve for three-year terms with one class of directors being elected by the Company’s stockholders at each Annual Meeting of Stockholders.
The Board has nominated George C. McNamee, Gregory L. Kenausis, and Jean A. Bua for re-election as Class II Directors. Johannes M. Roth, a Class II Director, has informed the Board that he will not stand for re-election and, accordingly, his term and service as a director will expire at the Annual Meeting. The Board intends to fix the number of directors of the Company at eleven (11) to be effective immediately following the Annual Meeting.
Set forth below is certain information regarding the directors of the Company, including the three Class II Directors who have been nominated for re-election at the

Annual Meeting, as of April 15, 2022. The biographies of each of the directors below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, and information regarding the experiences, qualifications, attributes or skills that caused the Corporate Governance and Nominating Committee and the Board to determine that the person should serve as a director.
Class II Directors
George C. McNamee
Chairman Age: 75 Director since 1997 Board Committee: Compensation Class II Director: Continuing in office until the 2022 Annual Meeting
George C. McNamee serves as Chairman of the Company’s Board of Directors and has served as such since 1997. He was previously Chairman of First Albany Companies Inc. (now GLCH) and a Managing Partner of FA Tech Ventures, an information and energy technology venture capital firm. As an executive and director of numerous companies, Mr. McNamee has navigated technological change, rapid- growth, crisis management, team building and strategy. As a public company director, Mr. McNamee has led board special committees, chaired audit committees, chaired three boards and has been an active lead director. Mr. McNamee has previously served on several public company boards, including the boards of Mechanical Technology Inc. and the Home Shopping Network. He has been an early stage investor, director and mentor for private companies that subsequently went public including MapInfo (now Pitney Bowes), META Group (now Gartner Group) and iRobot Corporation, where he served as a director from 1999 to 2016 and as lead director for the last 11 of those years. In 2011, Mr. McNamee was the first history major awarded the Yale Science and Engineering Association Distinguished Service Award. He served as a NYSE director from 1999 to 2004 and chaired its foundation. In the aftermath of the 1987 stock market crash, he chaired the Group of Thirty Committee to reform the Clearance and Settlement System. Mr. McNamee has been active as a director or trustee of civic organizations including The Albany Academies and Albany Medical Center, whose Finance Committee he chaired for 12 years. He is also a director of several private companies, a Sterling Fellow of Yale University and a Trustee of The American Friends of Eton College. He conceived and co-authored a book on the Chicago Conspiracy Trial. He received his Bachelor of Arts degree from Yale University.
We believe Mr. McNamee’s qualifications to sit on our Board include his experience serving on technology company boards, his background in investment banking, which has given him broad exposure to many financing and merger and acquisition issues, and experience with the financial sector and its regulatory bodies.
Despite previous disclosure to the contrary, Mr. McNamee is not a founder of the Company.

Gregory L. Kenausis
Age: 52 Director since 2013 Board Committee: Audit Class II Director: Continuing in office until the 2022 Annual Meeting
Gregory L. Kenausis has been a director of the Company since October 2013. Dr. Kenausis is the founding partner and since 2005 has been the Chief Investment Officer of Grand Haven Capital AG, an investment firm, where he is the head of research and trading activity and is responsible for managing the fund’s operations and structure. He also has worked extensively as a business consultant with a focus on business development and strategy, as well as valuation. Dr. Kenausis earned a bachelor’s degree from Yale University and a doctoral degree from the University of Texas at Austin.
We believe Dr. Kenausis’ qualifications to sit on our Board include his background and senior level experience in financial investments, business development and strategy, management and equity capital markets.

Jean A. Bua
Age: 63 Director since 2022 Board Committee: Audit (Chair) Class II Director: Continuing in office until the 2022 Annual Meeting
Jean A. Bua currently is the Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer of NetScout Systems, Inc. (NASDAQ: NTCT), a provider of real-time operational intelligence and performance analytics for service assurance and cyber security solutions. Prior to NetScout, Ms. Bua served as Executive Vice President, Finance & Treasurer of American Tower Corporation, an operator of wireless and broadcast communications infrastructure, and spent nine years at Iron Mountain, Inc., an information management services company, concluding as Senior Vice President, Chief Accounting Officer and Worldwide Controller. She also previously held senior positions at Duracraft Corp. and Keithley Instruments and was a management consultant at Ernst & Young LLP and an auditor at KPMG LLP. She has led all global financial operations, including M&A analysis, acquisition integration, capital market strategy, financial planning and analysis, international tax, financial systems and compliance for high-growth, transformative public companies. Ms. Bua served as a board member and audit committee chair for Coresite Realty until its acquisition at the end of 2021. Ms. Bua earned a Bachelor of Science in Business Administration, summa cum laude, from Bryant College and an M.B.A. from the University of Rhode Island.
We believe Ms. Bua’s qualifications to sit on our Board include her knowledge of acquisition strategy and implementation, global financial operations, and compliance.

Class III Directors
Kyungyeol Song
Age: 49 Director since 2021 Board Committee: None Class III Director: Continuing in office until the 2023 Annual Meeting
Kyungyeol Song has been a director of the Company since February 2021. Dr. Song is the Head of Quantum Growth TF at SK E&S Co., Ltd. Prior to his current position, Dr. Song served as the Senior Vice President in Energy Solution TF at SK Group Supex Council from February 2019 until August 2020. Dr. Song also served as the Director of the McKinsey Energy Center from February 2007 until December 2018. Dr. Song received a Ph.D. in Control and Estimation Theory, Aeronautics and Astronautics from the Massachusetts Institute of Technology, a Master of Science in Aerospace Engineering from Seoul National University, and a Bachelor of Science degree in Aerospace Engineering from Seoul National University.
We believe Dr. Song’s qualifications to sit on our Board include his extensive experience with the renewable energy industry.

Kimberly A. Harriman
Age: 48 Director since 2021 Board Committee: Audit Class III Director: Continuing in office until the 2023 Annual Meeting
Kimberly A. Harriman has served as a director of the Company since February 2021. Since 2020, Ms. Harriman is the Vice President of State Government Relations & Public Affairs at Avangrid, Inc., a NYSE-listed energy provider operating in 24 states. Prior to joining Avangrid, from 2016 to December 2020, Ms. Harriman served as Senior Vice President, Public and Regulatory Affairs, for New York Power Authority, the largest public utility in the United States. Previously Ms. Harriman was General Counsel for the New York State Department of Public Service from 2014 to July 2016. Ms. Harriman received a J.D. from the Albany Law School of Union University and a Bachelor of Arts degree in Political Science and Economics from Siena College.
We believe Ms. Harriman’s qualifications to sit on our Board include her extensive experience in the energy industry, including her experience with major energy policy initiatives in New York for the past 20 years.

Lucas P. Schneider
Age: 53 Director since 2017 Board Committee: Corporate Governance and Nominating	Lucas P. Schneider has served as a director of the Company since March 2017. Mr. Schneider is the Chief Executive Officer of Refraction AI, an autonomous robot delivery company. Prior to his current role, Mr. Schneider was the Chief Operating Officer of Wejo, Ltd., a connected vehicle data marketplace from 2019 to 2020. From 2012 until December 2018, Mr. Schneider served as the Chief Executive Officer of Silvercar, a vehicle mobility technology. In 2017, Silvercar was acquired by Audi AG. Prior to Silvercar, Mr. Schneider served as Chief Technology Officer of Zipcar, a car-sharing company,

Lucas P. Schneider
Class III Director: Continuing in office until the 2023 Annual Meeting continuing in the role he played at Flexcar after it was acquired by Zipcar. Earlier in his career he also held various leadership positions with companies including Ford Motor Company, Verticalnet, and PRTM Management Consulting. Mr. Schneider received a Master of Business Administration, specializing in Operations and Strategy from the Tepper School of Business at Carnegie Mellon University and a Bachelor of Science degree in Mechanical Engineering from University of Texas at Austin.
We believe Mr. Schneider’s qualifications to sit on our Board include his extensive experience in helping guide companies, ranging from start-ups to large enterprises, through major business milestones including IPOs, mergers, acquisitions, product expansions, and technology development.

Jonathan M. Silver
Age: 64 Director since 2018 Board Committee: Corporate Governance and Nominating Class III Director: Continuing in office until the 2023 Annual Meeting	Jonathan M. Silver has served as a director of the Company since June 2018. He is a Senior Advisor to Guggenheim Partners, a large asset manager and investment bank, where he works with a wide array of the firm’s clean energy and sustainability clients. Mr. Silver is considered one of the nation’s leading clean economy investors and advisors. From 2009 to 2011, he led both the federal government’s $40 billion clean energy investment fund and its $20 billion fund focused on advanced vehicle technology. From 2011 to 2018, he was a Senior Advisor to ICF, one of the country’s largest energy and environmental consulting firms, NextEra, the nation’s largest energy provider, and Marathon Capital, a leading power industry-focused investment bank. From 2015 to 2019, Mr. Silver served as the Managing Partner of Tax Equity Advisors LLC, an advisory firm managing investments in solar power projects on behalf of large corporations. He currently sits on the boards of National Grid (NGG:NSYE), a global utility, the EG Acquisition Corporation and Intellihot, a leading player in the tankless water heating sector. Earlier, he served on the board of Eemax and Sol Systems. From 1999 to 2008, Mr. Silver was the co-founder of Core Capital Partners, a successful venture capital investor in battery technology, advanced manufacturing, telecommunications and software. From 1990 to 1992, he was a Managing Director, and the Chief Operating Officer of Tiger Management, one of the country’s largest and most successful hedge funds. He has also held senior operating positions, including chief operating officer and executive vice president, in several companies. Mr. Silver began his career in 1982 at McKinsey and Company, a global management consulting firm, working on strategic issues for some of the nation’s largest financial institutions and corporations. Mr. Silver has served as a senior advisor to three U.S. Cabinet Secretaries: Commerce (1992 to 1993), Interior (1993 to 1995) and

Jonathan M. Silver

Treasury (1992 to 1994). He is on the board of Resources for the Future and has been on the boards of the American Federation of Scientists, the Wind Energy Foundation and American Forests.
We believe Mr. Silver’s qualifications to sit on our Board include his extensive experience with the alternative energy industry.

Class I Directors
Andrew J. Marsh
Age: 66 Director since 2008 Board Committee: None Class I Director: Continuing in office until the 2024 Annual Meeting
Andrew J. Marsh joined the Company as President and Chief Executive Officer in April 2008 and has been our director since 2008. As President and Chief Executive Officer, Mr. Marsh plans and directs all aspects of the organization’s policies and objectives, and is focused on building a company that leverages Plug Power’s combination of technological expertise, talented people and focus on sales growth to continue the Company’s leadership stance in the future alternative energy economy. Mr. Marsh continues to spearhead hydrogen fuel cell innovations, and his ability to drive revenue growth landed Plug Power on Deloitte’s Technology Fast 500TM list in 2015 and 2016. Mr. Marsh also serves on the board of directors of Gevo, Inc., a publicly traded renewable chemicals and advanced biofuels company.
Previously, Mr. Marsh was a co-founder of Valere Power, where he served as chief executive officer and board member from the company’s inception in 2001, through its sale to Eltek ASA in 2007. Under his leadership, Valere grew into a profitable global operation with over 200 employees and $90 million in revenue derived from the sale of DC power products to the telecommunications sector. During Mr. Marsh’s tenure, Valere Power received many awards such as the Tech Titan award as the fastest growing technology company in the Dallas Fort Worth area and the Red Herring Top 100 Innovator Award. Prior to founding Valere, he spent almost 18 years with Lucent Bell Laboratories in a variety of sales and technical management positions.
Mr. Marsh is a prominent voice leading the hydrogen and fuel cell industry. Nationally, he is the Chairman of the Fuel Cell and Hydrogen Energy Association, and is a member of the Hydrogen and Fuel Cell Tactical Advisory Committee (“HTAC”). HTAC has the important responsibility to provide advice to the Department of Energy regarding its hydrogen and fuel cell program goals, strategies, and activities. Internationally, Mr. Marsh represents Plug Power in its role as supporting members of the Hydrogen Council, a global initiative of leading energy, transport and industry companies with a united vision and long-term ambition for hydrogen to foster the energy transition. Mr. Marsh holds an MSEE from Duke University and an MBA from SMU.

Andrew J. Marsh
We believe Mr. Marsh’s qualifications to sit on our Board include his extensive experience with the alternative energy industry, as well as his experience in management positions.
Gary K. Willis
Age: 76 Director since 2003 Board Committees: Audit and Compensation (Chair) Class I Director: Continuing in office until the 2024 Annual Meeting
Gary K. Willis has been a director of the Company since 2003. Mr. Willis previously served as the President of the Zygo Corporation (“Zygo”) from February 1992 to 1999 and the Chief Executive Officer from 1993 to 1999. Mr. Willis served as a director of Zygo from 1992 to November 2000, including as Chairman of the board from 1998 to 2000. Zygo, which was acquired in 2014 by Ametek, Inc., was a provider of metrology, optics, optical assembly, and systems solutions to the semiconductor, optical manufacturing, and industrial/automotive markets. Prior to joining Zygo, Mr. Willis served as the President and Chief Executive Officer of The Foxboro Company, a manufacturer of process control instruments and systems. Mr. Willis holds a Bachelor of Science degree in Mechanical Engineering from Worcester Polytechnic Institute.
We believe Mr. Willis’ qualifications to sit on our Board include his extensive experience in management and director positions with similar companies, as well as his educational background in mechanical engineering.

Maureen O. Helmer
Age: 65 Director since 2004 Board Committees: Audit and Corporate Governance and Nominating (Chair) Class I Director: Continuing in office until the 2024 Annual Meeting	Maureen O. Helmer has been a director of the Company since 2004. Ms. Helmer worked at the law firm Barclay Damon, LLP until her retirement in 2021 as a senior member of the firm’s energy and telecommunications Regulatory Practice Area. Prior to joining Barclay Damon, LLP, Ms. Helmer was a member of Green & Seifter Attorneys, PLLC. From 2003 through 2006, she practiced as a partner in the law firm of Couch White, LLP and then as a solo practitioner. Ms. Helmer has advised international energy, telecommunications and industrial companies on policy and government affairs issues. In addition to serving as Chair of the New York State Public Service Commission (“PSC”) from 1998 to 2003, Ms. Helmer also served as Chair of the New York State Board on Electric Generation Siting and the Environment. Prior to her appointment as Chair, Ms. Helmer served as Commissioner of the PSC from 1997 until 1998 and was General Counsel to PSC from 1995 through 1997. From 1984 through 1995, Ms. Helmer held several positions in the New York Legislature, including Counsel to the Senate Energy Committee. She also served as a board member of the New York State Energy Research and Development Authority, the New York State Environmental Board and the New York State Disaster Preparedness Commission during her tenure as Chair of the PSC. In addition, she was Vice Chair of the

Maureen O. Helmer

Electricity Committee of the National Association of Regulatory Utility Commissioners and a member of the NARUC Board of Directors. She was also appointed to serve as a member of the New York State Cyber-Security Task Force. She formerly served as a board member of the Center for Internet Security, the Center for Economic Growth, and New York Women in Communications and Energy. Ms. Helmer earned her Bachelor of Science from the State University at Albany and her Juris Doctorate from the University of Buffalo law school. She is admitted to practice law in New York.
We believe Ms. Helmer’s qualifications to sit on our Board include her long history of experience with energy regulation, policy and government affairs and advising energy and industrial companies.

Kavita Mahtani
Age: 51 Director since 2022 Board Committees: Audit Class I Director: Continuing in office until the 2024 Annual Meeting
Kavita Mahtani is Chief Financial Officer, Americas for London-headquartered HSBC. Based in New York, Ms. Mahtani manages a finance organization across the U.S., Canada, Mexico, and South America. In her role, Ms. Mahtani drives growth and M&A strategy, as well as restructuring and re-engineering efforts alongside the Chief Executive Officer. Prior to joining HSBC, Ms. Mahtani served in several leadership roles during her 14-year tenure with Citigroup, Inc., including Managing Director — Global Head of Asset and Liability Management, Chief Financial Officer, Global Corporate and Investment Banking, and Managing Director — Global Head of Financial Planning and Analysis, among others. Ms. Mahtani has also held roles with Morgan Stanley and Merrill Lynch & Company, Inc. Ms. Mahtani holds a Bachelor of Science degree in Economics from the University of Pennsylvania, The Wharton School, and a Master of Business Administration from the University of Chicago’s Graduate School of Business.
We believe Ms. Mahtani’s qualifications to sit on our Board include extensive experience with growth strategies, merger and acquisition implementation, and leadership.

The Board of Directors has determined that Messes. Bua, Mahtani, Helmer and Harriman, Drs. Kenausis and Song and Messrs. McNamee, Willis, Silver, Roth and Schneider are independent directors as defined in Rule 5605(a)(2) under the Marketplace Rules of the National Association of Securities Dealers, Inc. (the “Nasdaq Rules”).
Investor Agreement
Pursuant to the Investor Agreement (the “Investor Agreement”), dated as of February 24, 2021, between the Company, Grove Energy Capital LLC (“Grove Energy”), SK Holdings, Co., Ltd (“SK Holdings”), and SK E&S Co., Ltd. (“SK E&S”), Grove Energy is entitled to designate one person (the “SK Designee”) to be appointed to the Board of Directors of the Company.

Grove Energy has the right to require the Board of Directors to nominate a SK Designee for election to the Board by the stockholders of the Company at annual stockholder meetings until the earliest of (i) the date on which Grove Energy and affiliates beneficially own less than 4.0% of our issued and outstanding Common Stock, (ii) February 24, 2023, in the event that the Company and SK E&S have not entered into a definitive joint venture agreement with respect to a joint venture in Asia (the “Asia JV Agreement”), and (iii) any expiration or termination of the Asia JV Agreement.
Grove Energy selected Dr. Song as the SK Designee and the Board of Directors appointed Dr. Song as a director of the Company on February 24, 2021.
Board Leadership Structure
The positions of Chief Executive Officer and Chairman of the Board are currently separated, with Andrew J. Marsh serving as our Chief Executive Officer since 2008 and George C. McNamee serving as Chairman of the Board since 1997. Separating these positions allows our Chief Executive Officer to focus on the Company’s day-to-day business operations, while allowing the Chairman to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman. While our By-laws and corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate, the Board believes that our current leadership structure is appropriate because it provides an effective balance between strategy development and independent leadership and management oversight. If the position of Chairman is vacant, or if he or she is absent, the President, which is currently our Chief Executive Officer, will preside, when present, at meetings of stockholders and of the Board of Directors.
Risk Management
Our Board of Directors plays a central role in overseeing and evaluating risk. While it is management’s responsibility to identify and manage our exposure to risk on a day-to-day basis, the Board routinely discusses these risks with management and actively oversees our risk-management procedures and protocols. The Board regularly receives reports from senior management on areas of material risk to the Company, including operational, financial, legal, regulatory and strategic risks. In addition, each of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee exercises oversight and provides guidance relating to the particular risks within the purview of each committee, as well as making periodic reports to the full Board. The Board and each of these committees regularly discuss with management our major risk exposures, their potential financial impact on Plug Power and the steps we take to manage them. The Audit Committee is responsible for oversight of Company risks relating to accounting matters, financial reporting and legal and regulatory compliance, while the Corporate Governance and Nominating Committee is responsible for oversight of risks relating to management and Board succession planning. The Compensation Committee is responsible for the oversight of risks related to compensation matters.
The Chief Financial Officer and the General Counsel report to the Board regarding ongoing risk management activities at the regularly scheduled, quarterly Board meetings and may report on risk management activities more frequently, as appropriate. Additionally, risk management is a standing agenda item for the regularly scheduled, quarterly Audit Committee meetings.
Board Diversity
We believe that it is important that the Board reflects the diversity of our employees and the communities that we serve. Diversity is an important part of the process that the Corporate Governance and Nominating Committee follows when identifying nominees to serve as directors. As required by rules of the Nasdaq Stock Market that were approved by the SEC in August 2021, we are providing information about the gender and demographic diversity of our directors in the format required by Nasdaq Rules.
The information in the matrix below is based solely on information provided by our directors about their gender and demographic self-identification as of May 2, 2022. Directors who indicated that they preferred not to answer a question are shown as “did not disclose gender” or “did not disclose demographic background” below.
Board Diversity Matrix as of May 2, 2022
Total Number of Directors	12
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	7		1
Part II: Demographic Background
Asian	1	1
White	3	5
Two or More Races or Ethnicities		1
Did Not Disclose Demographic Background	1
COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS
The Board held four meetings during the fiscal year ended December 31, 2021 (“Fiscal 2021”). The Board has established three standing committees: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. During Fiscal 2021, each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board (held during the period for which he or she has been a director) and (2) the total number of meetings of all committees of the Board on which the director served (during the periods that he or she served).
Audit Committee
The Audit Committee consists of Ms. Bua (Chair), Dr. Kenausis, Mr. Willis, and Messes. Harriman, Helmer and Mahtani. The Audit Committee held four meetings during Fiscal 2021.

Audit Committee Report
The Audit Committee is currently composed of six directors, each of whom is an independent director as defined in the Nasdaq Rules and the applicable rules of the SEC. In addition, the Board has determined that Ms. Bua qualifies as an “audit committee financial expert” as defined in the applicable rules of the SEC. Ms. Bua’s designation by the Board as an “audit committee financial expert” is not intended to be a representation that she is an expert for any purpose as a result of such designation, nor is it intended to impose on her any duties, obligations, or liability greater than the duties, obligations or liability imposed on her as a member of the Audit Committee and the Board in the absence of such designation.
The Audit Committee’s primary responsibility is for oversight of the Company’s accounting and financial reporting processes, audits of the Company’s financial statements, and internal control over financial reporting. A more complete description of the Audit Committee’s functions is set forth in the Audit Committee’s charter which is published on the “Investors” section of the Company’s website at www.plugpower.com. Our website is not incorporated into or a part of this proxy statement.
In accordance with the Audit Committee’s charter, management has the primary responsibility for the financial statements and the financial reporting process, including maintaining an adequate system of internal controls over financial reporting. The Company’s independent registered public accounting firm reports directly to the Audit Committee and is responsible for performing an integrated audit of the Company’s consolidated financial statements and internal control over financial reporting, in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee, among other matters, is responsible for (i) appointing the Company’s independent registered public accounting firm, (ii) evaluating such independent registered public accounting firm’s qualifications, independence and performance, (iii) determining the compensation for such independent registered public accounting firm, and (iv) pre-approving all audit and non-audit services. Additionally, the Audit Committee is responsible for oversight of the Company’s accounting and financial reporting processes and the integrated audit of the Company’s financial statements and internal control over financial reporting, including the work of the independent registered public accounting firm. The Audit Committee reports to the Board with regard to:
•
the scope of the annual integrated audits;

•
fees to be paid to the independent registered public accounting firm;

•
the performance of the Company’s independent registered public accounting firm;

•
compliance with accounting and financial policies; and

•
the Company’s procedures and policies relative to the adequacy of internal controls over financial reporting.

The Audit Committee reviewed and discussed with management of the Company and KPMG LLP the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2021, including management’s assessment of the effectiveness of the Company’s internal controls over financial reporting as of December 31, 2021.

During Fiscal 2021, with the oversight of the Audit Committee of the Board of Directors, the Company began implementing the previously disclosed remediation plan to address identified material weaknesses previously disclosed in Item 9A of the Company’s Annual Reports on Form 10-K for each of the fiscal years ended December 31, 2021 and 2020, and in the amendment to its Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The Company expanded its finance and accounting team including hiring a number of additional individuals with the requisite knowledge and experience to assist with the enhancement and implementation of policies and procedures related to the complex technical accounting matters in our business. As additional resources have been onboarded, we have implemented enhanced process-level controls around the accounting for lease-related transactions, identification and evaluation of impairment, and certain expense accruals. Management has determined that these enhancements to our process-level controls are operating effectively and consider the process-level control deficiencies in these areas remediated as of December 31, 2021.
Management’s remediation plan to address the control deficiencies existing as of December 31, 2021 includes the following:
a.
Hiring additional resources, including third-party resources, with the appropriate technical accounting expertise, and strengthening internal training, to assist us in identifying and addressing any complex technical accounting issues that affect our consolidated financial statements.

b.
Designing and implementing a comprehensive and continuous risk assessment process to identify and assess risks of material misstatements and ensure that the impacted financial reporting processes and related internal controls are properly designed, maintained, and documented to respond to those risks in our financial reporting.

c.
Implementing more structured analysis and review procedures and documentation for the application of GAAP, complex accounting matters, and key accounting policies.

d.
Augmenting our current estimation policies and procedures to be more robust and in-line with overall market dynamics including an evaluation of our operating environment in order to ensure operating effectiveness of certain process-level control activities.

e.
Deploying new tools and tracking mechanisms to help enhance and maintain the appropriate documentation surrounding our classification of operating expenses.

f.
Further enhancing our policies, procedures and controls related to physical inventory counting both in interim periods and at year-end.

g.
Implementing general information technology controls over our information technology system used in calculating fuel billings.

h.
Implementing structured analysis and review procedures around the manual processes related to capitalization of inventory costs.

i.
Reporting regularly to the Company’s Audit Committee on the progress and results of the remediation plan, including the identification, status, and resolution of internal control deficiencies.

As our remediation efforts are still on-going, we will continue to hire additional resources and implement further enhancements to our policies and procedures as necessary to further improve our internal control over financial reporting.
As we work to improve our internal control over financial reporting, we may modify our remediation plan and may implement additional measures as we continue to review, optimize and enhance our financial reporting controls and procedures in the ordinary course. The material weaknesses will not be considered remediated until the remediated controls have been operating for a sufficient period of time and can be evidenced through testing that these are operating effectively. Management expects to complete its remediation plan during the year ending December 31, 2022.
For more information about the restatement, including impacts on the Company’s financial statements, and the Company’s remediation plan, see the Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 1, 2022.
Additionally, the Audit Committee has discussed with KPMG LLP other matters required to be discussed under professional standards. The Audit Committee has also discussed related party transactions, the critical accounting policies used in the preparation of the Company’s annual consolidated financial statements, alternative treatments of financial information within GAAP that KPMG LLP discussed with management, if any, and the ramifications of using such alternative treatments and other written communications between KPMG LLP and management.
KPMG LLP has provided to the Audit Committee the written disclosures and the letter required by the applicable Public Company Accounting Oversight Board requirements for independent public accounting firm’s communications with audit committees concerning auditor independence, and the Audit Committee discussed with KPMG LLP the firm’s independence. The Audit Committee has also concluded that KPMG LLP’s performance of services is compatible with KPMG LLP’s independence.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC. This report is provided by the following independent directors, who constitute the Audit Committee:
Jean A. Bua (Chair)
Gregory L. Kenausis
Kimberly A. Harriman
Maureen O. Helmer
Kavita Mahtani
Gary K. Willis

Independent Auditors’ Fees
The following table presents fees for professional services rendered by KPMG LLP for the integrated audit of the Company’s annual financial statements and internal control over financial reporting and fees billed for other services rendered by KPMG LLP:
	2021	2020
Audit Fees	$3,945,000	$3,911,900
Audit-Related Fees	$35,000	$30,000
Tax Fees	—	—
All Other Fees	—	—
Total	$3,980,000	$3,941,900
In the above table, and in accordance with SEC definitions and rules: (1) “audit fees” are fees for professional services for the audit of the Company’s consolidated financial statements included in Form 10-K, audit of the Company’s internal controls over financial reporting, review of unaudited interim consolidated financial statements included in Form 10-Qs, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; (2) “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements; (3) “tax fees” are fees for tax compliance, tax advice, and tax planning; and (4) “all other fees” are fees for any services not included in the first three categories.
The Audit Committee pre-approved all audit and audit-related services provided to the Company by KPMG LLP during Fiscal 2021. On March 16, 2022, the Audit Committee approved the dismissal of KPMG LLP as the Company’s independent registered public accounting firm and appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022.
Compensation Committee
The Compensation Committee consists of Messrs. Willis (Chair), Roth and McNamee, each of whom is an independent director under the Nasdaq Rules. The Compensation Committee held six meetings during Fiscal 2021. See “Compensation Committee Report” and “Compensation Committee Interlocks and Insider Participation” for a further description of the Compensation Committee and its activities in Fiscal 2021. The Compensation Committee’s primary responsibilities include (i) reviewing, prescribing and approving compensation policies, plans and programs that are appropriate for the Company in light of all relevant circumstances, that provide incentives to achievement of the Company’s goals and objectives, that are consistent with the culture of the Company and that further the overall goal of building stockholder value; and (ii) reviewing and approving changes to the Company’s executive officers and management team as the Company’s needs and priorities evolve over time. A more complete description of the Compensation Committee’s functions is set forth in the Compensation Committee’s charter which is published on the “Investors” section of the Company’s website at www.plugpower.com. Our website is not incorporated into or a part of this proxy statement.

Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee consists of Ms. Helmer (Chair) and Messrs. Roth, Schneider and Silver, each of whom is an independent director under the Nasdaq Rules. The Corporate Governance and Nominating Committee held three meetings during Fiscal 2021. The Corporate Governance and Nominating Committee’s responsibilities include (i) establishing criteria for Board and committee membership, (ii) considering director nominations consistent with the requirement that a majority of the Board be comprised of independent directors as defined in the Nasdaq Rules, (iii) identifying individuals qualified to become Board members, and (iv) selecting the director nominees for election at each Annual Meeting of Stockholders. The Corporate Governance and Nominating Committee is also responsible for developing and recommending to the Board a set of corporate governance guidelines applicable to the Company and periodically reviewing such guidelines and recommending any changes thereto. A more complete description of the Corporate Governance and Nominating Committee’s functions is set forth in the Corporate Governance and Nominating Committee’s charter which is published on the “Investors” section of the Company’s website at www.plugpower.com. Our website is not incorporated into or a part of this proxy statement.
Corporate Governance Guidelines
We have adopted corporate governance guidelines that serve as a flexible framework within which our Board of Directors and its committees operate. These guidelines cover a number of areas including Board membership criteria and director qualifications, director responsibilities, Board structure, Board member access to management and independent advisors, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines published on our website at www.plugpower.com under the Investor Relations section. Our website is not incorporated into or a part of this proxy statement.
Code of Conduct
We have adopted a code of conduct applicable to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Our code of conduct is a “code of ethics” as defined in Item 406(b) of Regulation S-K and embodies our principles and practices relating to the ethical conduct of our business and our long-standing commitment to honesty, fair dealing and full compliance with all laws affecting our business. In the event that we amend or waive certain provisions of our code of conduct in a manner that requires disclosure under applicable rules, we intend to provide such required disclosure on our website in accordance with applicable SEC and Nasdaq Rules. Our code of ethics is available on our website at www.plugpower.com under the Investor Relations section. Our website is not incorporated into or a part of this proxy statement.
Director Compensation
The Compensation Committee periodically reviews the Company’s Non-Employee Director Compensation Plan (the “Director Compensation Plan”) to ensure that the compensation aligns the directors’ interests with the long-term interests of the stockholders and that the structure of the compensation is simple, transparent and easy for stockholders to understand. The Compensation Committee also considers whether the Director Compensation Plan fairly compensates the Company’s directors when considering the work required in a company of the size and scope of Plug Power, and looks at peer group compensation for directors to determine whether our director compensation is reasonable and competitive in relation to our peers. Employee directors do not receive additional compensation for their services as directors.
Effective January 1, 2021, pursuant to the revised Director Compensation Plan, upon initial election or appointment to the Board, each non-employee director (other than Dr. Song) receives a non-qualified stock option to purchase a number of shares equal to $225,000 divided by the closing price of our Common Stock on the grant date, with an exercise price equal to fair market value of our Common Stock on the grant date that becomes fully vested and exercisable on the first anniversary of the grant date, subject to continued service through such date. Notwithstanding the foregoing, all shares of our Common Stock subject to such non-qualified stock option will become fully vested and exercisable (i) upon the termination of the non-employee director’s service relationship by reason of the non-employee director’s death or disability or (ii) subject to the non-employee director’s continued service relationship through the consummation of a “sale event”, as defined in the Amended Plan, immediately prior to the consummation of such sale event. Pursuant to the Director Compensation Plan, each year of a non-employee director’s tenure, a director (other than Dr. Song) receives an equity grant comprised of (i) a non-qualified stock option to purchase a number of shares equal to $112,500 divided by the closing price of our Common Stock on the date of the grant and (ii) a number of shares of restricted Common Stock equal to $112,500 divided by the closing price of our Common Stock on the grant date. The stock option portion of the grant will have an exercise price equal to the fair market value of our Common Stock on the grant date and become fully vested and exercisable on the first anniversary of the grant date, subject to continued service through such date. The restricted Common Stock grant will become fully vested on the first anniversary of the grant date. Notwithstanding the foregoing, all such share of restricted Common Stock will become fully vested (i) upon the termination of the non-employee director’s service relationship by reason of the non-employee director’s death or disability or (ii) subject to the non-employee director’s continued service relationship through the consummation of a sale event, immediately prior to the consummation of such sale event.
Effective January 1, 2021, under the Plan, each non-employee director (other than Dr. Song) is paid an annual retainer of $60,000 ($125,000 for a non-employee Chairman) for his or her services on the Board. Committee members will receive additional annual retainers for their service on committees of the Board in accordance with the following table:
Committee	Chairman ($)	Member ($)
Audit Committee	20,000	15,000
Compensation Committee	15,000	5,000
Corporate Governance and Nominating Committee	10,000	5,000

The total amount of the annual retainer is paid in a combination of 50% cash and 50% Common Stock, provided that the director may elect to receive a greater portion (up to 100%) of the total retainer in Common Stock. All Common Stock issued for the annual retainers is fully vested at the time of issuance and is valued at its fair market value on the date of issuance. Dr. Song does not receive any compensation as director (cash or equity) pursuant to the terms of the Investor Agreement.
Non-Employee Director Compensation Table
The following table shows the compensation received or earned by each of our non-employee directors in Fiscal 2021. Mr. Marsh, who is our President and Chief Executive Officer, did not receive any additional compensation for his service as a director. The compensation received by Mr. Marsh, as a named executive officer, is presented in “Executive Compensation — 2021 Summary Compensation Table” below.
Name	Fees Earned or Paid in Cash(1)($)	Stock Awards(2) ($)	Option Awards(3) ($)	Total($)
Gary K. Willis	90,000	112,498	68,530	271,028
George C. McNamee	130,000	112,498	68,530	311,028
Gregory L. Kenausis	80,000	112,498	68,530	261,028
Johannes M. Roth	70,000	112,498	68,530	251,028
Maureen O. Helmer	85,000	112,498	68,530	266,028
Jonathan M. Silver	65,000	112,498	68,530	246,028
Kimberly A. Harriman	65,000	112,498	68,530	246,028
Lucas P. Schneider	65,000	112,498	68,530	246,028
Kyungyeol Song(4)	—	—	—	—

(1)
Each of the following non-employee directors elected to receive all or a portion of their annual retainers in Common Stock in lieu of cash in the following amounts: Gary K. Willis ($45,000), George C. McNamee ($65,000), Gregory L. Kenausis ($40,000), Johannes M. Roth ($70,000), Maureen O. Helmer ($42,500), Jonathan M. Silver ($65,000), Kimberly A. Harriman ($32,500) and Lucas P. Schneider ($22,500).

(2)
This column represents the aggregate grant date fair value of the stock award computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures. Fair value is calculated using the closing price of our Common Stock on the date of grant. Stock awards granted to directors as part of their annual retainer are fully vested upon grant and annual restricted stock awards made to directors vest in full on the first anniversary of the grant date. For additional information on stock awards, refer to Note 20 of the Company’s consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021. These amounts reflect the Company’s accounting expense for these awards, and do not necessarily correspond to the actual value that will be recognized by the non-employee directors. As of December 31, 2021, the following non-employee directors each held 4,482 shares of restricted stock:

Gary K. Willis, George C. McNamee, Gregory L. Kenausis, Johannes M. Roth, Maureen O Helmer, Jonathan M. Silver, Kimberly A. Harriman and Lucas P. Schneider.
(3)
This column represents the aggregate grant date fair value of the option award computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures. For additional information on the valuation assumptions with respect to option awards, refer to Note 20 of the Company’s consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021. These amounts reflect the Company’s accounting expense for these awards, and do not necessarily correspond to the actual value that will be recognized by the non-employee directors. As of December 31, 2021, the non-employee directors held options to purchase the following numbers of shares of Common Stock: Jonathan M. Silver (17,289), Gary K. Willis (175,309), George C. McNamee (93,309), Gregory L. Kenausis (238,309), Johannes M. Roth (248,309), Maureen O. Helmer (44,345), Kimberly A. Harriman (8,961) and Lucas P. Schneider (204,661).

(4)
Dr. Song is the SK Designee to the Board and does not receive any compensation for his services as a director. Dr. Song did not hold any shares of restricted stock or stock options as of December 31, 2021.

Policy Governing Director Attendance at Annual Meetings
All of our directors are expected to attend the Company’s Annual Meetings of Stockholders, unless doing so is impracticable due to unavoidable conflicts. At the time of the 2021 Annual Meeting, the Company had ten directors, all of whom attended the 2021 Annual Meeting.
Policies Governing Director Nominations
Securityholder Recommendations
The Corporate Governance and Nominating Committee’s current policy with regard to the consideration of director candidates recommended by securityholders is that it will review and consider any director candidates who have been recommended by one or more of the stockholders of the Company entitled to vote in the election of directors in compliance with the procedures established from time to time by the Corporate Governance and Nominating Committee. All securityholder recommendations for director candidates must be submitted to the Company’s Corporate Secretary at Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110, who will forward all recommendations to the Corporate Governance and Nominating Committee. For a discussion of the requirements for the submission of stockholder proposals or director nominations, please see “Submission Of Stockholder Proposals Or Director Nominations For 2023 Annual Meeting” below.
Board Membership Criteria
The Corporate Governance and Nominating Committee has established criteria for membership on the Board. These criteria include the following specific, minimum qualifications that the Corporate Governance and Nominating Committee believes must be met by a Corporate Governance and Nominating Committee recommended nominee for a position on the Board:

•
The nominee must have high personal and professional integrity, must have demonstrated exceptional ability and judgment, and must be expected, in the judgment of the Corporate Governance and Nominating Committee, to be highly effective, in conjunction with the other nominees to the Board, in collectively serving the interests of the Company and its stockholders.

In addition to the minimum qualifications for each nominee set forth above, the Corporate Governance and Nominating Committee will recommend that the Board select persons for nomination to help ensure that:
•
the Board will be comprised of a majority of “independent directors” in accordance with the Nasdaq Rules;

•
each of the Audit, Compensation and Corporate Governance and Nominating Committees shall be comprised entirely of independent directors;

•
each member of the Audit Committee is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement; and

•
at least one member of the Audit Committee has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Finally, in addition to any other standards the Corporate Governance and Nominating Committee may deem appropriate from time to time for the overall structure and composition of the Board, the Corporate Governance and Nominating Committee when recommending that the Board select persons for nomination, may consider whether the nominee has direct experience in the industry or in the markets in which the Company operates.
The Corporate Governance and Nominating Committee will recommend to the Board the nomination of the director candidates who it believes will, together with the existing members of the Board and other nominees, best serve the interests of the Company and its stockholders.
Identifying and Evaluating Nominees
In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Corporate Governance and Nominating Committee will primarily apply the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all stockholders. Our Guidelines specify that the value of diversity on the Board should be considered by the Corporate Governance and Nominating Committee in the director identification and nomination process. The Corporate Governance and Nominating Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Corporate Governance and Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law. For a more comprehensive discussion of our Corporate Governance and Nominating Committee’s current policy with regard to the consideration of director candidates, please refer to “Policies Governing Director Nominations.”
To review the effectiveness of assessing the diverse skills, qualifications and backgrounds of director nominations, the Board and each of the three standing Board committees conduct annual self-evaluations. In addition, the Corporate Governance and Nominating Committee monitors the effectiveness of these procedures on an ongoing basis.
CORPORATE RESPONSIBILITY
Plug Power recognizes that environmental, social and governance issues are of increasing importance to many investors. We are proud to have published another Corporate Environmental, Social, and Governance (“ESG”) report this year. The report contains information about our approach to ESG and details our efforts to link environmental and social impacts to our business strategy to lead the global green hydrogen economy. The ESG report is posted on our website. As part of our ESG efforts, we are committed to fostering a positive and engaging culture of inclusion, care and support where all people throughout our global workforce can thrive and we are also dedicated to strengthening and improving the quality of life in our communities. Corporate responsibility is an enterprise-wide commitment and our executive team, supported by our Board, monitors and supports our corporate responsibility efforts.
Environmental Impact
We are focused on continuing to lead energy transformation with our green hydrogen solutions. We believe our hydrogen solution ecosystem will help the economy transition from one that is fossil fuel-driven to one that is better for a livable planet. Our commitment to the environment is reflected not only through the impacts of our products in operation but to our commitment to resource efficiency, responsible design, materials management, and recycling. Our mission is to consistently increase our supply chain responsibility and manage our products at the end of their lifecycles so that we can operate in ways that create long-term environmental value.
Diversity and Inclusion
We are committed to the principles of affirmative action and equal employment opportunity for all. We seek to maintain a healthy, safe, and productive workplace free from discrimination or harassment. We strive for our workforce to be truly representative of all sections of society and for each employee to feel respected and able to perform at his or her best. In the United States, as of December 31, 2021, 25.15% of our workforce population was considered diverse and 15.58% was female.
Health and Safety
We are committed to providing a safe and healthy working environment for our employees, which includes focusing on being in compliance with all applicable federal,

state and local laws, rules and regulations relating to workplace safety and conditions. We strive for a zero work-related injuries or illnesses. For example, our employee developed the Awardco Recognition System which rewards employees for reporting and containing safety hazards. We have also established Employee Health and Safety training that is both general and tailored to each employee category. In addition, we plan to implement ergonomic solutions to assist in increasing productivity and decreasing muscle fatigue and the severity of work-related musculoskeletal system diseases.
Community Investment
We believe in making a positive impact in the communities where we live and work. Through philanthropic organizations, such as our partnership with United Way or our annual donations to local food banks, we strive to empower the local community. We also encourage our employees to donate to charitable organizations of their choice.
Education
Education and training are key to the skills development of our employees. We remain committed to delivering practical, accurate, and job-specific education to our employees. We offer a tuition reimbursement program, where employees are provided financial support to continue their education. In addition, beyond job-specific training, we offer personal development training on a variety of topics such as sustainability, wellness, and free on-site CPR/AED certification training for employees and family members.
Contacting the Board of Directors
We have a process by which stockholders and/or other parties may communicate with the Board. You may contact any director of the Company by writing to them c/o Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110, Attention: Corporate Secretary. Your letter should clearly specify the name of the individual director or group of directors to whom your letter is addressed. All communications received in this manner will be forwarded as addressed.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
Executive Officers
The names and ages of all executive officers of the Company and the principal occupation and business experience for at least the last five years for each are set forth below as of April 15, 2022.
Executive Officers	Age	Position
Andrew J. Marsh	66	President, Chief Executive Officer and Director
Paul B. Middleton	54	Chief Financial Officer and Executive Vice President
Keith C. Schmid	59	General Manager, New Markets and President, New Product Development
Gerard L. Conway, Jr.	57	General Counsel, Corporate Secretary and Executive Vice President
Sanjay K. Shrestha	48	General Manager, Energy Solutions, Chief Strategy Officer, and Executive Vice President
Jose Luis Crespo	52	General Manager, Material Handling and Executive Vice President
Martin D. Hull	54	Corporate Controller and Chief Accounting Officer
Dirk Ole Hoefelmann	54	General Manager, Electrolyzers and Executive Vice President
Andrew J. Marsh’s biographical information can be found in “Directors” above.
Paul B. Middleton joined Plug Power as Chief Financial Officer and Executive Vice President in 2014. Prior to Plug Power, Mr. Middleton worked at Rogers Corp., a global manufacturer and distributor of specialty polymer composite materials and components, from 2001 to 2014. During his tenure at Rogers Corp., Mr. Middleton served in many senior financial leadership roles, including Corporate Controller and Principal Accounting Officer, Treasurer and Interim Chief Financial Officer. Prior to Rogers Corp., Mr. Middleton managed all financial administration for the tools division of Coopers Industries from 1997 to 2001. Mr. Middleton holds a Master of Science in Accounting and a BBA from the University of Central Florida. Additionally, he is a Certified Public Accountant.
Keith C. Schmid joined Plug Power as Senior Vice President and Chief Operating Officer in 2013. Mr. Schmid served as President of SPS Solutions, a power solutions and energy storage consulting firm, from 2011 to 2013. Previously, Mr. Schmid served as Chief Executive Officer of Boston-Power Incorporated, a provider of large format lithium ion battery solutions, in 2011, and as President and Chief Executive Officer of Power Distribution Incorporated, a power distribution and protection company, from 2007 to 2010. In addition, Mr. Schmid held the position of General Manager, Industrial Energy Division-Americas for Exide Technologies, a multinational lead-acid batteries manufacturing company, from 2001 to 2007. Mr. Schmid holds a Master of Science degree in Engineering and a Master in Business Administration from the University of Wisconsin-Madison.
Gerard L. Conway, Jr. has served as General Counsel and Corporate Secretary of Plug Power since September 2004 and, since March 2009, has also served as Executive Vice

President of Plug Power. In that capacity, Mr. Conway is responsible for advising the Company on legal issues such as corporate law, securities, contracts, strategic alliances and intellectual property. He also serves as the Compliance Officer for securities matters affecting the Company. During his tenure at Plug Power, Mr. Conway served as Vice President of Government Affairs from 2005 to present and, in that capacity, he advocates on energy issues, policies, legislation and regulations on the state, federal, national and international levels on behalf of the Company and the alternative energy sector. Prior to his appointment to his current position, Mr. Conway served as Associate General Counsel and Director of Government Relations for the Company beginning in July 2000. Mr. Conway has more than 25 years of experience in general business, corporate law, real estate matters and government relations. Mr. Conway holds a Bachelor of Arts degree in English and Philosophy from Colgate University and a Juris Doctorate from Boston University School of Law.
Sanjay K. Shrestha joined the Company as General Manager, Energy Solutions, Chief Strategy Officer, and Executive Vice President in 2019. Prior to joining Plug Power, Mr. Shrestha served as the Chief Investment Officer of Sky Solar Holdings, which owned and operated solar projects in Japan, Europe and the Americas, and President of Sky Capital America, which owned and operated solar projects in North and South America, since 2015. Under his leadership, Sky Capital America built and acquired over 100MW of operating solar assets and secured a pipeline over 100MW. He also sourced various types of financing solutions to support this growth, including project debt, construction equity and long-term equity. Before Sky Capital America, he led the renewables investment banking effort at FBR Capital Markets since 2013. During 2014, and under his leadership, the firm was ranked among the top renewable energy underwriters in the United States. Prior to joining FBR Capital Markets, Mr. Shrestha was the global head of renewables research coverage at Lazard Capital Markets. During his tenure at Lazard Capital Markets, he was a member of the Institutional Investor All America Research team and was also ranked as one of the top five stock pickers on a global basis. Prior to Lazard Capital Markets, Mr. Shrestha was at First Albany Capital, where he built the firm’s renewables and industrial research practice. Mr. Shrestha serves as an independent director on the board of directors of Fusemachines, an artificial intelligence talent and education solutions company. Mr. Shrestha received a Bachelor of Science from The College of Saint Rose. He brings to the Company almost two decades of experience in the broader clean tech sector.
Jose Luis Crespo joined the Company as Vice President of Business and International Sales in 2014. He was promoted to Vice President of Global Sales in January of 2015 and in 2016 he was also named General Manager for Hypulsion, the Company’s wholly owned European subsidiary. Prior to joining the Company, Mr. Crespo served as Vice President of International Value Stream at Smiths Power, a supplier of power distribution, conditioning, protection and monitoring solutions for data centers, wireless communications and other critical or high-value electrical systems, from 2009 to 2013. Mr. Crespo holds a Master in Business Administration from the University of Phoenix and a degree in Telecommunications Engineering from the Engineering University of Madrid, Spain.
Martin D. Hull joined Plug Power as Corporate Controller and Chief Accounting Officer in April 2015. Prior to that, he was a principal and director with the certified public accounting firm of Marvin and Company, P.C. from November 2012 to March 2015. Prior to that, Mr. Hull was with KPMG LLP, serving as partner from October 2004 to September 2012, and has a total of 24 years of public accounting experience. Mr. Hull holds a Bachelor of Business Administration with a concentration in Accounting from the University of Notre Dame.
Dirk Ole Hoefelmann joined the Company as the General Manager of Electolyzers in 2021. Prior to joining Plug Power, he worked in the global hydrogen industry for 30 years at Air Liquide in a myriad of roles, including: Chief Operating Officer- Industrial Customers US, Chairman of Air Liquide Advanced Materials, Chief Executive Officer- Advanced Technologies US, Vice President Hydrogen Energy Americas, and most recently Vice President Markets, Strategy, Innovation, Strategic Accounts, and Communication for the World Business Line Industrial Merchant. Mr. Hoefelmann holds an MBA in International Business from Saint Mary’s College in California.

A Message From Our Compensation Committee
Dear Fellow Stockholder:
Plug Power is proud to be part of your portfolio and, on behalf of the entire Company, we thank you for trusting and investing in our vision and mission. Our continued growth and success has translated into more than 2000% total stockholder return over the past five fiscal years and we are pleased that our management team, under the leadership of our Chief Executive Officer Andrew J. Marsh, has created substantial value for our stockholders. Today, we are uniquely positioned at the transformative intersection of stakeholder capitalism, sustainability and energy security, in a potential $10 trillion market opportunity.
“Every company and every industry will be transformed by the transition to a net zero world. The question is, will you lead, or will you be led?” — 2022 Annual Letter to Chief Executive Officers by Larry Fink, Chief Executive Officer, BlackRock
For Plug Power, the answer is simple: We are leaders in the transition to a net zero world. We understand that green hydrogen is integral to addressing climate change in both the short and long term. Indeed, decarbonization is our very mission. Equally, disruptions to the global energy system stemming from the tragic recent geopolitical events have highlighted the urgent need for access to secure and reliable alternative energy sources as a matter of global security.
As members of the Compensation Committee, we are responsible for the design and oversight of an executive compensation program that will attract, retain and incentivize the highest caliber talent to lead Plug Power. We operate in a highly specialized technology area — the core of our business is the hydrogen molecule and, as a hydrogen supply chain company, we must attract and retain engineers, scientists, innovators and business leaders who have the passion and expertise to run our business. Our management team and our employees are our most valuable resource and retaining them is essential for our ongoing success. Our talent competitors run the spectrum from market leading automotive and clean energy companies like Tesla, to deep pocketed legacy fossil fuel companies who are now embracing hydrogen, to the next generation of clean technology startups with the potential to become green unicorns. Against this competitive landscape, our goal is to maintain a pay-for-performance compensation structure that attracts and retains a best-in-class management team who can execute the Company’s ambitious growth strategy and continue to create long-term stockholder value.
At our 2021 Annual Meeting of Stockholders, only 53.4% of votes were cast in favor of the advisory resolution to approve our 2021 executive compensation program, commonly referred to as “Say-on-Pay.” We were disappointed in this outcome and, in response, commenced a comprehensive review of our executive compensation practices to better understand investor perspectives. Through our broad outreach, we learned that there were two principal issues that contributed to the poor Say-on-Pay outcome:
•
First, investors were generally not supportive of the COVID-19 related discretionary annual bonus payment; and

•
Second, investors were expecting a more performance-based long-term equity program for our executive officers.

We take our investor feedback very seriously and, in response to the feedback we received from investors during our outreach, we implemented changes to our compensation program. In response to the first item above, we respect our investors’ perspective on last year’s discretionary bonus payment and, accordingly, did not exercise any positive discretion with respect to the Fiscal 2021 annual cash bonus. In response to the second item above, we have entirely restructured our 2021 long-term equity incentive program to align with the Company’s value creation goal and pay-for-performance philosophy. As a result, the 2021 long-term incentive (“LTI”) equity award mix for the Chief Executive Officer and each of the Chief Executive Officer’s direct reports (excluding new executives hired during the year) is 100% performance-based and entirely aligned with creating long-term value for our stockholders:
We recognize that the 2021 annual LTI program is unconventional, but we firmly believe that it is imperative to meet this transformational moment in Plug Power’s journey with a bold incentive design. In establishing the 2021 LTI program, the Compensation Committee carefully considered the following:
•
Criticality of the Chief Executive Officer.   It is not an overstatement to say that our CEO is the recognized industry leader in green hydrogen. Mr. Marsh had the vision and execution to create the first viable market for hydrogen fuel cells, which established the foundation for Plug Power to build a green hydrogen ecosystem. As we enter the next phase of our growth, retaining Mr. Marsh is absolutely critical.

•
Criticality of the Management Team.   Our CEO must be supported by a high performing management team. The management team’s proven track record for execution, combined with their collaboration, cohesion and teamwork, are essential for our ongoing success. As noted earlier, our management team can be recruited by traditional and non-traditional talent competitors and retaining them is critical as we enter the next phase.

•
Size of Award.   The Compensation Committee did not use a prescribed formula for setting the size of the performance stock option grants to the CEO and the other management team participants. The Compensation Committee recognized that the size of the award needed to be substantial given the 100% performance-based nature (i.e., there is no protective compensation “safety net” in the form of traditional time-based awards) in order to be motivational and retentive. Accordingly, the

Compensation Committee used its collective judgment to size the performance stock option grants for the CEO and the other management team participants at levels that it believed would be motivational and retentive and, most importantly, pay for actual performance delivery and value creation.
A word about the reported value in the Summary Compensation Table: Under SEC rules, the Summary Compensation Table which follows the Compensation Discussion and Analysis is required to specify an accounting expense value for the performance stock option grant. We recognize that the reported stock option values are large in comparison to last year, as well as in comparison to overall executive compensation levels at peer companies. However, we urge stockholders to review the reported Summary Compensation Table value holistically — specifically, the 100% performance orientation of the award, the competitive alternative energy talent landscape, and the criticality of the CEO and the management team at this inflection point for the Company. As noted above, Plug Power is at the transformative intersection of stakeholder capitalism, sustainability and energy security; this is a once in a generation market opportunity and we believe that a “normal” incentive program for the leadership team would have proven insufficient, and the resulting leadership attrition in our highly specialized field would have been detrimental to the Company’s ability to successfully execute its growth strategy.
•
Aligned with Value Creation.   The Company’s three year goal is to achieve a stock price of $100/share (or more) by 2024 and the price-vesting hurdles are intended to drive that performance. To achieve this goal, our CEO and the management team would have to more than triple Plug Power’s market cap to grow Plug Power to an almost $60 billion company over the next three-year period (see graphic below).

•
Type of Award.   The award is entirely in the form of performance-based stock options; it has no value if the management team does not create value for our stockholders. Please note that the stock options have a per share exercise price of $26.92 and, as of April 29, 2022 (the last business day before the record date), were all underwater with zero intrinsic value.

•
Governance Best Practices.   The award is subject to (1) clawback, (2) “double-trigger” treatment in the event of change of control, (3) restrictive covenants, and (4) forfeiture in the event of a termination for cause.

If the 2021 LTI program achieves its purpose, Plug Power will have generated tremendous value for its stockholders:

5-Year Total Shareholder Return
Plug Power Inc.
Russell 3000 Index
S&P 500
NASDAQ Clean Edge Green Energy Index
9000%
8000%
7000%
6000%
5000%
4000%
3000%
2000%
1000%
0%
12/31/2016
12/31/2017
12/31/2018
12/31/2019
12/31/2020
12/31/2021
$100 Share Price (~8,200% TSR)
$50 Share Price (~4,000% TSR)
Requires Plug to grow ~3.5x over the performance period
Performance Stock Option Target Growth (2022-2024)

Source: S&P Capital IQ
The 2021 LTI program is structured to carefully to balance a highly motivational, remunerative and retentive incentive opportunity, with direct accountability for actual performance delivery and stockholder value creation. We invite you to read the Compensation Discussion and Analysis that follows for more information about the program.
Your support is important, and we are asking for your vote in support of our 2022 Say-on-Pay proposal this year.
We appreciate the trust our stockholders have placed in Plug Power, and we particularly would like to thank all stockholders with whom we spoke over the course of the last twelve months for their insights and candid feedback. We look forward to continuing this dialogue and welcome any questions or concerns that you would like to share with us before making your voting decision this year.
Thank you again for your investment in Plug Power.
Sincerely,

Gary K. Willis	George C. McNamee	Johannes M. Roth
Chairman of the Compensation Committee	Chairman of the Board

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis discusses our compensation policies and determinations that apply to our named executive officers. When we refer to our “named executive officers,” we are referring to the following individuals:
		With Plug Power Since:
•	Andrew J. Marsh, our President and Chief Executive Officer and a Director;	2008
•	Paul B. Middleton, our Chief Financial Officer and Executive Vice President;	2014
•	Sanjay K. Shrestha, our General Manager, Energy Solutions, Chief Strategy Officer, and Executive Vice President;	2019
•	Dirk Ole Hoefelmann, our General Manager, Electrolyzers and Executive Vice President; and	2021
•	Gerard L. Conway, Jr., our General Counsel, Corporate Secretary and Executive Vice President.	2004
While the discussion in this section is focused on our named executive officers, many of our executive compensation programs apply broadly across our executive ranks. We are proud of our broad and deep executive bench strength: collectively, Plug Power’s senior leadership team has over 210 years of cumulative work experience, with an average tenure of nine years.
The following discussion should be read together with the compensation tables and related disclosures that follow.
Executive Summary
Business and Strategic Highlights
In 2021, Plug Power established itself as a global leader in the hydrogen ecosystem to become the category king in the potential $10 trillion green hydrogen economy and positioned itself to serve the entire ecosystem of green hydrogen products — from generation to storage to transportation and distribution.
2021 Financial Highlights
$502M	($171M)	2352%
2021 Net Revenue	2021 Gross Profit / Loss	5-Year Total Stockholder Return
$595M	$298M	Secured 5 Pedestal Customers in Material Handling
YoY Improvement in Net Revenue	YoY Improvement in Gross Profit	Key Customer Acquisitions

We also successfully executed on important strategic growth pillars to reach significant milestones during 2021, including:
•
Launched gigafactory in Rochester, N.Y.: This is our first and the world’s largest “one of a kind” fuel cell and electrolyzer gigafactory. Once fully online, we expect this gigafactory will have a total annual production capacity of over 2.5GW for proton exchange membrane (PEM) stacks for fuel cells and electrolyzers.

•
Launched joint ventures with SK, Acciona and Renault: The SK joint venture (“JV”) is expected to provide significant growth opportunities by leveraging SK’s infrastructure and business capabilities in Korea. The Acciona Plug S.L. JV will build and operate green hydrogen plants throughout Spain and Portugal with medium term targets of 100 metric tons per day of green hydrogen production. Additionally, Hyvia, or JV with Renault, allows both companies to manufacture and sell fuel cell-powered electric light commercial vehicles (FCE-LCV) and supply hydrogen fuel and fueling stations to support the FCE-LCV market.

•
Formed multiple new partnerships to support the unfolding energy transition: These partnerships include Airbus, Fortescue, Lhyfe and Phillips. Plug Power and Fortescue broke ground in February 2022 on a gigafactory in Queensland, Australia.

•
Recruited and grew our talent base: As noted in the “Message from the Compensation Committee” above, our employees are our most valued resource and we successfully recruited and grew our talented and passionate team of manufacturing and service technicians, engineers, scientists, innovators and business leaders during Fiscal 2021 from 1,272 to 2,016 employees globally. We anticipate the need to continue to add to the team in 2022 at this accelerated pace to execute on our business strategy.

5-Year Stockholder Value Creation
Below is a line graph comparing the percentage change in the cumulative total return of the Company’s Common Stock, based on the market price of the Company’s Common Stock, with the total return of companies included within the NASDAQ Clean Edge Green Energy Index (“CELS Index”) and the companies included within the Russell 2000 Index (“RUT Index”) for the period commencing December 31, 2016 and ending December 31, 2021. The calculation of the cumulative total return assumes a $100 investment in the Company’s Common Stock, the CELS Index and the RUT Index on December 31, 2016 and the reinvestment of all dividends, if any.

Index	2016	2017	2018	2019	2020	2021
Plug Power Inc	$100.00	$196.67	$103.33	$263.33	$2,825.83	$2,352.50
NASDAQ Clean Edge Green Energy Index	$100.00	$130.78	$113.56	$158.34	$451.25	$437.48
Russell 2000 Index	$100.00	$113.14	$99.37	$122.32	$145.52	$165.42

•
The graph above and the accompanying text are not “soliciting material,” are not deemed filed with the SEC and are not to be incorporated by reference in any filing by us under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

•
The stock price performance shown on the graph is not necessarily indicative of future price performance.

•
Assuming the investment of $100 on December 31, 2016 and the reinvestment of dividends. The Common Stock price performance shown on the graph only reflects the change in our Company’s Common Stock price relative to the noted indices and is not necessarily indicative of future price performance.

Investor Outreach and Board Responsiveness
We pay careful attention to any feedback we receive from our stockholders about our executive compensation program.
Every year we invite our stockholders to cast an advisory vote to approve the compensation of our named executive officers. As noted above, at our 2021 annual meeting, we were disappointed to receive only 53.4% support for our “say-on-pay” advisory vote proposal. The Compensation Committee has taken the outcome of this vote seriously and we conducted broad outreach to solicit and understand our investors’ views regarding Plug Power’s executive compensation program.
Our shareholder base is represented by approximately 40% retail investors and approximately 60% institutional investors. During 2021, we reached out to 42 of our largest institutional investors representing approximately 55% of our institutional Common

Stock ownership. Nine institutional investors representing approximately 25% of our institutional Common Stock ownership accepted our invitation and we met with each of them.
Each meeting was led by a member of the Compensation Committee and a summary of the discussion topics is provided below. The feedback from the meetings was shared with the full Board.

What We Heard from Investors	Compensation Committee’s Response Informed by Investor Feedback
• Investors were generally not supportive of the one-time COVID-19 related discretionary bonus payout.	The Compensation Committee respects this view and did not exercise any positive discretion with respect to the Fiscal 2021 annual cash bonus or make other discretionary modifications in 2021 to in-flight long-term equity awards.
• Investors expected a more performance-based long-term equity program for our executive officers.
As more fully discussed in “A Message from Our Compensation Committee” above and the section entitled “2021 Long-Term Equity Incentive Compensation” below, the Compensation Committee completely restructured the 2021 LTI program to align with the Company’s value creation goal and pay-for-performance philosophy.
As a result, the 2021 LTI equity award mix for the Chief Executive Officer and each of the Chief Executive Officer’s direct reports (excluding new executives hired during the year) is 100% performance-based.
Plug Power is at the transformative intersection of stakeholder capitalism, sustainability and energy security; this is a once in a generation market opportunity for the Company. In establishing the 2021 LTI award, the Compensation Committee recognized the criticality of retaining our Chief Executive Officer and management team during this growth period, and determined in its collective judgment that a “normal” incentive program for the leadership team would have proven insufficient and the resulting leadership attrition in our highly specialized field would have been detrimental to the Company’s ability to successfully execute its growth strategy.
We note that under the SEC’s proxy reporting rules the Summary Compensation Table which follows the Compensation Discussion and Analysis is required to specify an accounting expense value for the performance stock option grant. We recognize that the reported stock option values are large in comparison to last year, as well as in comparison to overall executive compensation levels at peer companies. However, as discussed in “A Message from Our Compensation Committee” above, we request stockholders to review the reported Summary Compensation Table value holistically — specifically, the 100% performance orientation of the 2021 LTI award, the competitive alternative energy talent landscape, and the criticality of

What We Heard from Investors	Compensation Committee’s Response Informed by Investor Feedback
the CEO and the management team at this inflection point for the Company.
• Growing investor focus on ESG
While our ethos centers on environmental sustainability, we also invest in the social responsibility and governance components of our business.
A copy of our ESG Report is posted on our website (https://www.plugpower.com/about-us/sustainability/) and we invite our stockholders to review it.

We value the views of our shareholders and intend to maintain a compensation framework that is both responsive to investor expectations and in line with sound governance practices.
Chief Executive Officer Pay Evolution: Comparison of 2020 vs. 2021
The graphics that follow illustrate the performance orientation of the 2021 compensation program for our Chief Executive Officer. Specifically, the graphics provide the following comparisons of total direct pay, consisting of 2021 base salary, annual bonus and long-term equity incentives (percentages are rounded):
•
2020 vs. 2021 Actual Pay Mix: Our CEO’s 2021 actual pay mix was approximately 99% variable and at-risk pay.

•
2020 vs. 2021 LTI Mix: Our CEO’s 2021 LTI mix is 100% performance-based.

•
2021 Summary Compensation Table Reported Pay vs. 2021 Actual Realized Pay: Our CEO’s 2021 actual realized pay was approximately $1.4 million, representing less than 3% of pay reported in the Summary Compensation Table.

Note: Excludes 2021 “All Other Compensation” of $15,805.
Executive Compensation Program
Our goal is to retain and attract experienced and talented executive officers and to motivate them to achieve our short-term and long-term financial, operational and strategic objectives that produce and promote stockholder value. To achieve this goal, we strongly emphasize a culture of pay-for-performance to provide incentives and accountability for our executive officers in working toward the achievement of our objectives. Accordingly, we have designed our incentive compensation programs with the goal of ensuring that actual pay varies above or below targeted compensation opportunity based on achievement of challenging performance goals, most prominently the achievement of specific share price targets, and demonstration of meaningful individual commitment and contribution.
Key elements of our compensation programs include the following:
Compensation Element	Purpose	Features
Base salary	To attract and retain experienced and highly skilled executives.	Fixed component of pay to provide financial stability, based on responsibilities, experience, individual contributions and peer company data.
Annual cash incentive bonuses	To promote and reward the achievement of key short-term strategic and business goals of the Company; to motivate and attract executives.	Variable component of pay based on annual corporate quantitative and qualitative goals.
Long-term equity incentive compensation	To encourage executives and other employees to focus on long-term Company performance; to drive long-term stockholder value; to promote retention; to reward outstanding Company and individual performance.	Typically subject to multi-year vesting based on performance achievement and continued service. For 2021, 100% of the LTI was granted in the form of performance-based stock options with significant price vesting hurdles.
Executive Compensation Practices
The Compensation Committee reviews on an ongoing basis the Company’s executive compensation program to evaluate whether it supports the Company’s executive compensation objectives and is aligned with stockholder interests. Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:
What We Do	What We Don’t Do

✓ Pay-for-performance by structuring a significant percentage of target annual compensation in the form of variable, at-risk compensation
✓ Offer market-competitive benefits for executives that are consistent with the rest of our employees
✓ Consult with an independent compensation consultant on compensation levels and practices
✓ Maintain robust stock ownership guidelines

× Allow hedging of equity without preapproval
× Allow for re-pricing of stock options without stockholder approval
× Provide excessive perquisites
× Provide supplemental executive retirement plans
× Provide any excise tax gross-ups
× Provide single-trigger severance arrangements

What We Do	What We Don’t Do
✓ Have a clawback policy that applies to cash and equity incentive compensation ✓ Hold an annual say-on-pay vote
Setting Executive Compensation
The Compensation Committee is responsible for reviewing, and recommending to the Board for approval, the compensation of our executive officers, including our named executive officers. The Compensation Committee is composed entirely of non-employee directors who are “independent” as that term is defined in the applicable Nasdaq Rules. In making its recommendations regarding executive compensation, our Compensation Committee annually reviews the performance of our executives with our Chief Executive Officer, and our Chief Executive Officer makes recommendations to our Compensation Committee with respect to the appropriate base salary, annual incentive bonuses and performance measures, and grants of long-term equity incentive awards for each of our executives other than himself. The Chairman of the Compensation Committee makes recommendations to the Compensation Committee with respect to the Chief Executive Officer’s compensation. The Compensation Committee makes the final determination regarding executive compensation and ultimately approves the compensation of the executive officers.
In setting executive base salaries and annual cash bonuses and granting equity incentive awards, the Compensation Committee and the Board consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, and our desire to motivate our employees to achieve short and long-term results that are in the best interests of our stockholders.
Independent Compensation Consultant
For purposes of evaluating 2021 compensation for each of our named executive officers, our Compensation Committee retained FW Cook as its independent compensation consultant. FW Cook has not performed services for the Company other than consulting services related to the compensation and benefits of our executives and directors. FW Cook assisted the Compensation Committee in the development of a compensation peer group and provided their market analysis of the various components of compensation for the named executive officer positions, including base salary, annual cash bonus and equity compensation. Our Compensation Committee has analyzed whether the work of FW Cook raised any conflict of interest, taking into account relevant factors in accordance with SEC guidelines and Nasdaq Rules. Based on its analysis, our Compensation Committee determined that the engagement of FW Cook does not create any conflict of interest pursuant to the SEC guidelines and Nasdaq Rules.
Peer Group Selection and Market Data
We operate in a highly specialized niche industry —  the core of our business is the hydrogen molecule and as a hydrogen supply chain company we must attract and retain manufacturing and service technicians, engineers, scientists, innovators and business leaders who have the passion and expertise to run our business.

Developing a peer group for the Company for compensation comparison purposes is challenging because there are few pure green hydrogen peer companies that are publicly-traded, stand-alone, U.S.-based and size-appropriate. Furthermore, due to the nature of our business, we also compete for executive talent with companies outside our peer group, including public companies that are larger and more established than we are or that possess greater resources than we do, and with smaller private companies that may be able to offer greater compensation potential. Our talent competitors run the spectrum from market leading alternative technology companies like Tesla, to deep pocketed legacy fossil fuel companies who are now embracing hydrogen, to the next generation of ambitious startups with the potential to be green unicorns who can offer lucrative incentive compensation packages.
In light of the foregoing, the Compensation Committee acknowledged that it was not possible to create a “perfect” compensation peer group for Plug Power, particularly for the purpose of setting long-term equity incentive levels. However, the Compensation Committee determined that a reference group of comparator companies would be useful for the purpose of determining market levels of annual cash compensation: specifically, base salary and annual target bonus levels. Accordingly, the Compensation Committee, in consultation with FW Cook, established a 2021 comparator group of size-appropriate public companies that operate in similar industries and whose compensation and financial data are available in proxy statements or through widely available compensation surveys.
AeroVironment, Inc.	FuelCell Energy, Inc.	Rogers Corp.
Ambarella International, L.P.	Generac Holdings Inc.	Semtech Corp.
Ballard Power Systems, Inc.	Inphi Corp.	Silicon Laboratories, Inc.
Bloom Energy Corp.	Lattice Semiconductor Corp.	SolarEdge Technologies, Inc.
Brooks Automation, Inc. Solutions	MACOM Technology Holdings, Inc.	SunPower Corp.
Chart Industries, Inc.	MaxLinear, Inc.	Sunrun Inc.
Cree, Inc.	Monolithic Power Systems, Inc.
Enphase Energy, Inc.	Power Integrations, Inc.
Based on data compiled by FW Cook at the time of the peer group review, our revenues and market capitalization were at the 23rd and 100th percentiles, respectively, in relation to the peer group.
As an additional reference, our Compensation Committee also used data from the Radford Global Technology executive compensation survey (the “Radford Survey”) to evaluate the competitive market generally. The Radford Survey provides compensation market intelligence and is widely used within the technology industry.
In setting 2021 compensation, the Compensation Committee considered each executive’s level and job performance, his or her duties and responsibilities at the Company compared to the duties and responsibilities of executive officers in similar positions at the peer group companies and in the survey data, other circumstances unique to the Company, and evaluated whether the compensation elements and levels provided to our executives were generally appropriate relative to their responsibilities at the Company and compensation elements and levels provided to their counterparts in the peer group or within survey data.
The Compensation Committee considered both objective and subjective criteria to evaluate Company and individual performance, which allowed it to exercise informed judgment and not rely solely on rigid benchmarks. Accordingly, the Compensation Committee did not formulaically tie compensation decisions to any particular percentile level of total compensation paid to executives at the peer group companies or survey data.
Our Executive Compensation Program
The primary components of our executive compensation program are base salary, annual cash incentive bonuses and long-term equity incentive compensation. Consistent with the emphasis we place on pay-for- performance, annual performance-based bonuses and long-term equity incentive compensation, constitute a significant portion of our total executive compensation.
Within the context of the overall objectives of our compensation programs, our Compensation Committee determined the specific amounts of compensation to be paid to each of our executives in 2021 based on a number of factors, including:
•
Our executives’ and Company performance during 2021 in general and as measured against pre- established performance goals;

•
The nature, scope and level of our executives’ responsibilities;

•
Our executives’ effectiveness in leading the Company’s initiatives to increase customer and stockholder value, productivity and revenue growth;

•
The individual experience and skills of, and expected contributions from, our executives;

•
Our executives’ contribution to the Company’s commitment to corporate responsibility, including our executive’s success in creating a culture of unyielding integrity and compliance with applicable law and the Company’s ethics policies;

•
The amounts of compensation being paid to our other executives;

•
Our executives’ contribution to our business performance and financial results;

•
Our executives’ historical compensation at our Company; and

•
Any contractual commitments we have made to our executives regarding compensation.

Each of the primary elements of our executive compensation is discussed in detail below and the compensation paid to our named executive officers in 2021 is discussed under each element. In the descriptions below, we have identified particular compensation objectives that we have designed our executive compensation programs to serve; however, we have designed our compensation programs to complement each other and to collectively serve all of our executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation, each element to a greater or lesser extent serves each of our objectives.

2021 Base Salary
Base salaries are the smallest component of each named executive officer’s total direct compensation and represent a fixed amount paid to each executive for performing his normal duties and responsibilities. Our executives’ base salaries reflect the initial base salaries that we negotiated with each of our executives at the time of his initial employment or promotion and our subsequent adjustments to these amounts to reflect market and merit increases, the growth and stage of development of our Company, our executives’ performance and increased experience, changes in our executives’ roles and responsibilities, and other factors. The following table sets forth the annual base salaries for our named executive officers for each of 2020 and 2021, as well as the percentage increase year-over-year.
The 2021 increases are reflective of (i) competitive market adjustments, (ii) merit increases to reward strong performance, and (iii) internal pay parity to recognize the criticality of each named executive officer’s individual contribution to the collective effort of the whole leadership team.
Name	2020 Base Salary ($)(1)	2021 Base Salary ($)(1)	Increase (%)
Andrew J. Marsh	750,000	750,000	—
Paul B. Middleton	390,000	400,000	3%
Sanjay K. Shrestha	375,000	400,000	7%
Dirk Ole Hoefelmann(2)	—	400,000	—
Gerard L. Conway, Jr.	350,000	400,000	14%

(1)
Base salaries reflect the base salary rate in effect as of year end. The 2021 base salary increase was effective as of September 26, 2021.

(2)
Mr. Hoefelmann joined the Company in January 2021.

2021 Annual Cash Incentive Bonuses
Our named executive officers are eligible to receive annual cash incentive bonuses based on a 100% performance-oriented incentive compensation program. Annual bonuses for 2021 were based upon Company performance as measured against pre-established performance goals, including financial measures and achievement of strategic objectives. The primary objective of the annual bonus program is to motivate and reward our named executive officers for meeting Company performance goals that drive the long-term success of our business.
The Compensation Committee determined the 2021 annual cash incentive awards for the named executive officers using the following framework:

At the beginning of the year, the Compensation Committee established threshold, target and stretch attainment levels for each of our named executive officers based on a percentage of his base salary. The threshold level for each performance goal is considered reasonably difficult to attain and reflects the Compensation Committee’s expectation for baseline performance before any bonus will be paid. The target attainment level is considered challenging to attain, and the executive would need to exceed expectations to achieve this level. The stretch attainment level is considered exceptionally challenging for the executive to attain, and the executive would need to significantly outperform to achieve this level. The table below sets forth, for each named executive officer, the threshold, target and stretch annual bonus opportunity, both as a percentage of the named executive officer’s year-end base salary and in dollars.
Name	2021 Threshold Annual Bonus (%)	2021 Threshold Annual Bonus ($)	2021 Target Annual Bonus (%)	2021 Target Annual Bonus ($)	2021 Stretch Annual Bonus (%)	2021 Stretch Annual Bonus ($)
Andrew J. Marsh	65%	487,500	100%	750,000	135%	1,012,500
Paul B. Middleton	65%	260,000	100%	400,000	135%	540,000
Sanjay K. Shrestha	65%	260,000	100%	400,000	135%	540,000
Dirk Ole Hoefelmann(1)	65%	238,333	100%	366,667	135%	495,000
Gerard L. Conway, Jr.	65%	260,000	100%	400,000	135%	540,000

(1)
Mr. Hoefelmann’s threshold, target, and stretch bonus amounts were prorated to reflect his period of employment during 2021.

For 2021, the Compensation Committee established the following goals for the annual bonus plan:
Metric	Weighting	Rationale for Metric
Gross Billings	30%
Gross billings is a measure of topline performance and is based on the invoice value of equipment deployed and services rendered.
Invoice value of equipment is measured on a relative basis using cash value within contracts with customers and it is attributed to the period in which the equipment is deployed. To that amount, the Company adds the invoice value for services rendered in the period. These services include fuel provided, extended warranty contracts serviced, and power provided under Power Purchase Agreements. The significant estimates and assumptions underlying gross billings include the allocation of revenue, excluding the provision for warrants, based on relative stand-alone selling prices used in the Company’s GAAP revenue numbers.

Adjusted	30%	Adjusted Gross Margin is a measure of the Company’s

Metric	Weighting	Rationale for Metric
Gross Margin
profitability, based on net sales less the cost of goods sold, including the cost of carrying inventory.
In measuring Gross Billings and Adjusted Gross Margin for purposes of our annual cash incentive plan, the Compensation Committee focuses on the fundamentals of the underlying business performance and adjusts for items that are not indicative of core performance. The purpose of these adjustments is to ensure that the measurement of performance reflects factors that management can directly control and that payout levels are not artificially inflated or impaired by factors unrelated to the core operation of the business. Accordingly, the calculation of these metrics for compensatory purposes may differ from the calculation for external financial reporting purposes.

Key Strategic Initiatives	40%
Key strategic initiatives reflect our successful execution of events that are critical for our continued growth and long-term success. For 2021, the Compensation Committee established the following five strategic initiatives, of which the first four were achieved:
✓ Begin construction for at least 45T of green hydrogen by year end
✓ Successfully launch JVs with Renault and SK Group
✓ 250MW of Electrolyzer bookings
✓
Gigafactory – on-line to be completely functional by end of Q1 2022

×
Service roadmap relating to certain pricing goals and fuel cells deployment at material handling sites

The 2021 Company goals established by the Compensation Committee, the relative weightings assigned to each goal at the beginning of the year, and the performance against these goals for 2021 are set forth below.
	Weight	Threshold	Target	Stretch	Actual Performance	Weighted Performance %
Payout %		65%	100%	135%
Gross Billings	30%	$400 million	$450 million	$475 million	$502 million	51%
Adjusted Gross Margin	30%	$50 million	$63 million	$69 million	($171 million)	0%
Key Strategic Initiatives	40%	3	4	5	4	40%

Weight	Threshold	Target	Stretch	Actual Performance	Weighted Performance %
Earned Payout as a Percentage of Target: 91%
After review and discussion, the Compensation Committee determined the final achievement level was 91% of target based solely on achievement of the pre-determined corporate performance metrics and did not exercise any positive discretion for individual contribution. The actual cash incentive bonus amounts paid to our named executive officers with respect to performance in 2021 as well as the actual cash incentive bonus amounts as a percentage of target are set forth in the table below.
Name	2021 Target Bonus ($)	2021 Financial/ Strategic Performance Achievement (%)	2021 Adjustment for Individual Contribution (%)	2021 Actual Bonus Payment ($)
Andrew J. Marsh	$750,000	91%	—	$682,500
Paul B. Middleton	$400,000	91%	—	$364,000
Sanjay K. Shrestha	$400,000	91%	—	$364,000
Dirk Ole Hoefelmann	$366,667	91%	—	$333,667
Gerard L. Conway, Jr.	$400,000	91%	—	$364,000
2021 Long-Term Equity Incentive Compensation
In 2021, we made a significant change to our long-term equity compensation program in response to investor feedback. Historically, we have granted long-term equity incentive awards in the form of stock options and restricted stock units to named executive officers as part of our total compensation package. In 2021, we granted the entirety of long-term equity incentive awards to the CEO and other named executive officers (excluding Mr. Hoefelmann who was newly hired) in the form of performance-based stock options that are only earned if we achieve certain stock price hurdles.

As discussed in “A Message from Our Compensation Committee” above, in establishing the 2021 LTI program, the Compensation Committee carefully considered the following:
•
Criticality of the Chief Executive Officer.   It is not an overstatement to say that our CEO is the recognized industry leader in green hydrogen. Mr. Marsh had the vision and execution to create the first viable market for hydrogen fuel cells, which established the foundation for Plug Power to build a green hydrogen ecosystem. As we enter the next phase of our growth, retaining Mr. Marsh is absolutely critical.

•
Criticality of the Management Team.   Our CEO must be supported by a high performing management team. The management team’s proven track record for execution, combined with their collaboration, cohesion and teamwork, are essential for our ongoing success. As noted earlier, our management team can be recruited by traditional and non-traditional talent competitors and retaining them is critical as we enter the next phase.

•
Size of Award.   The Compensation Committee did not use a prescribed formula for setting the size of the performance stock option grants to the CEO and the other management team participants. The Compensation Committee recognized that the size of the award needed to be substantial given the 100% performance-based nature (i.e., there is no protective compensation “safety net” in the form of traditional time-based awards). Accordingly, the Compensation Committee used its collective judgment to size the performance stock option grants for the CEO and the other management team participants at levels that it believed would be motivational and retentive and, most importantly, pay for actual performance delivery and value creation.

•
Aligned with Value Creation.   The Company’s three-year goal is to achieve a stock price of $100/share (or more) by 2024 and the price-vesting hurdles are intended to drive that performance. To achieve this goal, our CEO and the management team would have to more than triple Plug Power’s market cap to grow Plug Power to an almost $60 billion company over the next three-year period (see graphic below).

•
Type of Award.   The award is entirely in the form of performance-based stock options; it has no value if the management team does not create value for our stockholders.

•
Governance Best Practices.   The award is subject to (1) clawback, (2) “double-trigger” treatment in the event of change of control, (3) restrictive covenants, and (4) forfeiture in the event of a termination for cause.

The following terms and conditions apply to the performance stock options:
Performance Goals
•
Stock price growth, with a minimum stock price achievement of $35/share:

•
Minimum vesting requires ~30% share price growth above option exercise price

•
Maximum vesting requires ~270% share price growth above option exercise price

Performance Hurdles and Payout Leverage
•
Option exercise price: $26.92 (closing price on the date of grant)

•
Stock price achievement ranging from $35 – $100

•
Chief Executive Officer stock price hurdles are even more onerous than the other executive officer participants because they are fixed and there is no interpolation between points (except in connection with a change-in-control). Accordingly, if the stock price falls between any two stock price hurdles, the lower stock price will be used for vesting purposes:

Earned Shares	25%	50%	66.675%	83.325%	100%
Stock Price Hurdle	$35.00	$50.00	$65.00	$80.00	$100.00 and above

•
Stock price hurdles for the other executive officer participants will be interpolated between points:

Earned Shares	25%	50%	100%
Stock Price Hurdle	$35.00	$50.00	$100.00 and above
Performance Period	• 3 years from the grant date • Unearned options at the end of the 3-year period are forfeited
Performance Measurement
•
Achievement of stock price hurdle will be calculated based on volume weighted average stock price during 30 consecutive trading days, to ensure sustained performance and mitigate price volatility

•
Once a stock hurdle is achieved, the applicable number of options will be deemed earned (subject to time-based vesting in equal annual installments over three years)

Vesting	• Vesting is based on a combination of service and level of performance achievement • Three-year service and performance period (7-year overall option term)
Size of Award
•
The size of the award is above traditional grant levels in order to reflect the 100% performance-based nature (i.e., there is no protective “safety net” in the form of traditional time-based awards)

Governance Features	• Award is subject to (1) clawback, (2) “double-trigger” treatment in the event of change of control, (3) restrictive covenants, and (4) forfeiture in the event of a termination for cause
The table below sets forth information regarding the performance stock options granted to our named executive officers in 2021, with potential earned values at $35/share, $50/share and $100 (or more)/share:
	Plug Power Stock Price Achievement
	$35/share	$50/share	$100/share or more
Name	Number of Shares Earned
Andrew J. Marsh	1,000,000	2,000,000	4,000,000

	Plug Power Stock Price Achievement
	$35/share	$50/share	$100/share or more
Name	Number of Shares Earned
Paul B. Middleton	500,000	1,000,000	2,000,000
Sanjay K. Shrestha	500,000	1,000,000	2,000,000
Gerard L. Conway, Jr.	450,000	900,000	1,800,000
Mr. Hoefelmann received an option to purchase 250,000 shares of Common Stock and 250,000 shares of restricted stock in connection with his hire in January 2021, which vest in equal annual installments over three years. These awards were intended to buyout forfeited equity awards with his prior employer and to induce Mr. Hoefelmann to accept our offer of employment. Mr. Hoefelmann was not eligible for any additional annual equity grants in 2021 and, accordingly, did not participate in the performance-based stock option program.
For reference, a comparison of the 2021 performance stock awards by grant date value, realizable value as of December 31, 2021 (representing the intrinsic value of the award based on the closing share price and assuming the service vesting conditions will be satisfied), and actual realized value is illustrated in the graphs below. As of fiscal year end, the first hurdle price was achieved but the earned award remains subject to vesting conditions.

We note that under SEC rules, the Summary Compensation Table is required to specify an accounting “grant date fair value” for the performance stock option grant. The Compensation Committee recognized that the reported stock option grant date values are large in comparison to last year, as well as in comparison to overall executive compensation levels at peer companies. However, the reported Summary Compensation Table value should be viewed holistically — specifically, the 100% performance orientation of the award, the competitive alternative energy talent landscape, and the criticality of the CEO and the management team at this inflection point for the Company. As noted in “A Message from the Compensation Committee” above, Plug Power is at the transformative intersection of stakeholder capitalism, sustainability and energy security; this is a once in a generation market opportunity and the Compensation Committee determined that a “normal” incentive program for the leadership team would have proven insufficient, and the resulting leadership attrition in our highly specialized field would have been detrimental to the Company’s ability to successfully execute its growth strategy.
Broad-Based Benefits
All full-time employees, including our named executive officers, are eligible to participate in our health and welfare benefit programs, including medical, dental, and vision care coverage, disability insurance and life insurance, and our 401(k) plan on the same basis as other employees.
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our named executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his duties, to make him more efficient and effective, and for recruitment and retention purposes.
Employment Agreements
The named executive officers are subject to employment agreements that provide for severance benefits upon certain qualifying terminations of employment with the Company. The Compensation Committee considers these severance benefits to be an important part of the executive compensation program and consistent with competitive market practice. Consistent with market practices, the employment agreements do not include change in control-related tax gross-ups. Additional information regarding the employment arrangements with each of our named executive officers, including a quantification of benefits that would have been received by each named executive officer had his employment terminated on December 31, 2021, is provided under “Employment Agreements” and “Potential Payments upon Termination or Change in Control” below.
Relationship of Executive Compensation to Risk
The Compensation Committee considers whether the design of the Company’s executive compensation program encourages senior executives to engage in excessive risk-taking. The Compensation Committee reviews the overall program design, as well as the balance between short-term and long-term compensation, the metrics used to measure performance and the award opportunity under the Company’s incentive compensation program, and the implementation of other administrative features designed to mitigate risk such as vesting requirements, stock ownership guidelines and our clawback policy, each as described in this Compensation Discussion and Analysis. Based on its review, the Compensation Committee believes that the Company’s executive compensation program is aligned to the interests of stockholders, appropriately rewards pay for performance, and does not promote unnecessary or excessive risk.
Stock Ownership Guidelines
The Board has adopted stock ownership guidelines for executives, including our named executive officers, and these guidelines are also considered when granting long-term equity incentive awards to executives. The ownership guidelines provide a target level of Company equity holdings with which named executive officers are expected to comply within five years or the date the individual is first appointed as an executive. The target stock holdings are determined as a multiple of the named executive officer’s base salary (5x for the Chief Executive Officer and 3x for the other named executive officers) and then converted to a fixed number of shares using a 200-day average stock price. The following shares are included in determining compliance with the stock ownership guidelines: (i) shares owned outright by the executive or his or her immediate family members residing in the same household; (ii) shares held in the Plug Power Inc. Savings and Retirement Plan; (iii) restricted stock issued as part of an executive’s annual or other bonus (whether or not vested); (iv) shares acquired upon the exercise of employee stock options; (v) shares underlying unexercised employee stock options times a factor of 33%; and (vi) shares held in trust. The named executive officers who are required to be in compliance with the stock ownership guidelines are in compliance.
Prohibition Against Hedging and Pledging
The Company maintains an internal “Insider Trading Policy” that is applicable to our employees, including our executive officers, and directors. Among other things, the policy prohibits any director or employee of the Company (including executive officers) from (i) engaging in short sales of the Company’s securities and from trading in puts, calls or options in respect of the Company’s securities, (ii) buying or selling puts, calls or other derivative securities of the Company or engaging in any other hedging transactions with respect to the Company’s securities or (iii) purchasing any securities of the Company with money borrowed from a bank, brokerage firm or other person for the purpose of purchasing securities or using the Company’s securities as collateral in a margin account.

Clawback Policy
In March 2019, our Compensation Committee and Board of Directors adopted a Policy for Recoupment of Incentive Compensation that covers incentive compensation paid to our executive officers who are subject to the reporting requirements of Section 16 of the Exchange Act. The policy provides that if we are required to prepare an accounting restatement due to our material non-compliance with any financial reporting requirement and/or intentional misconduct by a covered executive, our Compensation Committee may require the covered executive to repay to us any excess compensation received by the covered executive during the covered period. For purposes of this policy, excess compensation means any annual cash bonus and long-term equity incentive compensation received by a covered executive during the three-year period preceding the publication of the restated financial statement that the Compensation Committee determines was in excess of the amount that such covered executive would have received had such annual cash bonus and long-term equity incentive compensation been calculated based on the financial results reported in the restated financial statement.
Tax and Accounting Considerations
Deductibility of Executive Compensation
The Compensation Committee considered the deductibility of compensation for federal income tax purposes in the design of the Company’s compensation programs. While the Company generally seeks to maintain the deductibility of the incentive compensation paid to its executive officers, the Compensation Committee retains the flexibility necessary to provide cash and equity compensation in line with competitive practices, its compensation philosophy and the best interests of stockholders, even if these amounts are not fully tax deductible.
Taxation of “Parachute” Payments
Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceed certain prescribed limits, and that the Company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not agreed to provide any executive officer, including any named executive officers, or director with a “gross- up” or other reimbursement payment for any tax liability that the executive officer or director might owe as a result of the application of Sections 280G or 4999 of the Code.
Section 409A of the Internal Revenue Code
Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A of the Code. Although we do not maintain a nonqualified deferred compensation plan, Section 409A of the Code may apply to certain severance arrangements, bonus arrangements and equity awards. We aim to structure all our severance arrangements, bonus arrangements and equity awards in a manner to either avoid the application of Section 409A or, to the extent doing so is not possible, to comply with the applicable requirements of Section 409A of the Code.

Accounting for Stock-Based Compensation
We follow FASB ASC Topic 718 for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of our Board, including options to purchase shares of our Common Stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.
Compensation Committee Report
The following Report of the Compensation Committee of the Board of Directors will not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any of the Company’s filings under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.
The Compensation Committee reviews and evaluates individual executive officers and recommends or determines the compensation for each executive officer. The Compensation Committee also oversees management’s decisions concerning the performance and compensation of other Company officers, administers the Company’s incentive compensation and other stock-based plans, evaluates the effectiveness of its overall compensation programs, including oversight of the Company’s benefit, perquisite and employee equity programs, and reviews the Company’s management succession plans. A more complete description of the Compensation Committee’s functions is set forth in the Compensation Committee’s charter which is published on the “Investors” section of the Company’s website at www.plugpower.com. Each member of the Compensation Committee is an independent director as defined in the Nasdaq Rules.
The Compensation Committee has reviewed the “Compensation Discussion and Analysis” and discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and the Company’s Proxy Statement relating to the Company’s 2022 Annual Meeting of Stockholders. This report on executive compensation is provided by the undersigned members of the Compensation Committee of the Board of Directors.
Gary K. Willis (Chairman)
George C. McNamee
Johannes M. Roth
Compensation Committee Interlocks and Insider Participation
During 2021, Messrs. Willis (Chairman), McNamee, and Roth served as members of the Compensation Committee. None of the members of our Compensation Committee was an employee or officer of the Company during 2021, a former officer of the Company, or had any other relationships with us requiring disclosure herein. None of our executive officers currently serves or has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as one of our directors or a member of the Compensation Committee.
2021 Summary Compensation Table
The following table sets forth the total compensation awarded to, earned by and paid during the fiscal years indicated for each of our named executives:
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)	Total ($)
Andrew J. Marsh President, Chief Executive Officer and Director
	2021	750,000	—	—	50,800,000	682,500	15,805(6)	52,248,305
	2020	676,442	581,250	7,260,000	4,178,075	918,750	15,555	13,630,072
	2019	600,000	—	1,449,500	999,700	631,200	15,170	3,695,570
Paul B. Middleton Chief Financial Officer and Executive Vice President
	2021	392,692	—	—	25,400,000	364,000	15,805(6)	26,172,497
	2020	387,188	302,250	2,640,000	1,519,300	477,750	15,555	5,342,043
	2019	375,000	—	557,500	384,500	394,500	15,170	1,726,670
Sanjay K. Shrestha General Manager, Energy Solutions, Chief Strategy Officer, and Executive Vice President
	2021	381,731	—	—	25,400,000	364,000	15,805(6)	26,161,536
	2020	338,222	290,625	2,970,000	1,709,213	459,375	15,361	5,782,796
	2019	306,538	—	346,500	249,150	300,000	9,033	1,211,221
Dirk Ole Hoefelmann(5) General Manager, Electrolyzers and Executive Vice President
	2021	386,616	100,000	10,952,500	6,936,500	333,667	15,637(6)	18,724,920
	2020	—	—	—	—	—	—	—
	2019	—	—	—	—	—	—	—
Gerard L. Conway, Jr. General Counsel, Corporate Secretary and Executive Vice President
	2021	363,462	—	—	22,860,000	364,000	15,743(6)	23,603,205
	2020	345,481	203,437	2,310,000	1,329,388	321,563	15,429	4,525,298
	2019	335,000	—	446,000	307,600	264,315	15,054	1,367,969

(1)
The amount reported for Mr. Hoefelmann in 2021 represents a signing bonus paid to Mr. Hoefelmann.

(2)
This column represents the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures. Fair value is calculated using the closing price of Plug Power stock on the date of grant. For additional information on stock awards, refer to Note 20 of the Company’s consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021. These amounts reflect the Company’s accounting expense for these awards, excluding the impact of estimated forfeitures, and do not correspond to the actual value that will be recognized by our named executive officers.

(3)
This column represents the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures. For additional information on the valuation assumptions with respect to option awards, refer to Note 20 of the Company’s consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The values reported for the performance-based stock options awarded to Messrs. Marsh, Middleton, Shrestha, and Conway in 2021 represent the grant date fair values of such performance-based stock options assuming the probable outcome of the performance conditions based on the maximum level of achievement.
(4)
This column represents the amount of bonuses earned by executives under our annual cash incentive plan.

(5)
Mr. Hoefelmann commenced employment with us in January 2021 and his base salary and incentive compensation were pro-rated accordingly. His annual base salary for 2021 was $400,000.

(6)
Represents the Company’s share of matching contributions in the amount of $14,500 on behalf of each of Messrs. Marsh, Middleton, Shrestha, and Conway and in the amount of $14,231 for Mr. Hoefelmann to the Plug Power 401(k) savings plan as well as well as the Company’s share of contributions for life insurance premiums in the amount of $1,305 for Messrs. Marsh, Middleton, and Shrestha, $1,406 for Mr. Hoefelmann and $1,243 for Mr. Conway.

Pay Ratio Disclosure
Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd- Frank Act”), the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (“PEO”). The PEO of our Company is Mr. Marsh.
We identified the median employee using our employee population on December 31, 2021 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis). We identified the median employee using the amount reported as compensation on the employee’s Form W-2 for the year ended December 31, 2020 for all individuals who were employed by us on December 31, 2020, the last day of our payroll year (whether employed on a full-time, part-time, or seasonal basis).
Our median employee compensation as calculated using Summary Compensation Table requirements was $57,038. Mr. Marsh’s compensation as reported in the Summary Compensation Table was $52,248,305. Therefore, our CEO pay ratio is approximately 916:1. However, if we use the realizable value as of December 31, 2021 of the performance-based stock option granted to Mr. Marsh in 2021, Mr. Marsh’s total compensation would instead be $2,758,305 and our CEO pay ratio would be 48:1.
This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor management of the company used the CEO pay patio measure in making compensation decisions.
Grants of Plan-Based Awards
The following table sets forth information concerning the grants of plan-based awards to the Company’s named executive officers during the year ended December 31, 2021.
		Estimated Future Payouts Under Non- Equity Incentive Plan Awards(2)		Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)(6)	Grant Date Fair Value of Stock and Option Awards ($)(7)
Name	Grant Date(1)	Threshold ($)	Target ($)	Threshold (#)	Target (#)	Maximum (#)
Andrew J. Marsh		487,500	750,000	—	—	—	—	—	—	—
	9/22/2021	—	—	1,000,000	2,000,000	4,000,000		—	26.92	50,800,000
Paul B. Middleton		260,000	400,000	—	—	—	—	—	—	—
	9/22/2021	—	—	500,000	1,000,000	2,000,000	—	—	26.92	25,400,000
Sanjay K. Shrestha		260,000	400,000	—	—	—	—	—	—	—
	9/22/2021	—	—	500,000	1,000,000	2,000,000	—	—	26.92	25,400,000
Dirk Ole Hoefelmann		238,333	366,667	—	—	—	—	—	—	—
	3/3/2021	—	—	—	—	—	250,000		43.81	10,952,500
	3/3/2021	—	—	—	—	—		250,000		6,936,500
Gerard L. Conway, Jr.		260,000	400,000	—	—	—	—	—	—	—
	9/22/2021	—	—	450,000	900,000	1,800,000	—	—	26.92	22,860,000

(1)
Each grant was approved by our Compensation Committee on the grant date indicated.

(2)
The amounts reported represent the threshold and target amounts of potential cash payouts under our annual incentive bonus program. The actual amounts paid for Fiscal 2021 are disclosed in the “Non- Equity Incentive Plan Compensation” column of the 2021 Summary Compensation Table above.

(3)
These columns show the threshold, target and maximum number of shares underlying performance-based stock options granted in 2021 to our named executive officers. These performance-based stock options are earned upon the achievement of certain stock price hurdles during the three-year performance period and earned shares vest in three equal annual installments, beginning one year from the date of grant, subject to the executive’s continued service to us through the applicable vesting date.

(4)
This column shows the number of restricted shares granted in 2021 to our named executive officers. The restrictions lapse ratably in three equal annual installments, beginning one year from the date of grant, subject to the executive’s continued service to us through the applicable vesting date.

(5)
This column shows the number of shares subject to time-based stock options granted in 2021 to our named executive officers. This stock option vests and become exercisable ratably in three equal annual installments, beginning one year from the date of grant, subject to the executive’s continued service to us through the applicable vesting date.

(6)
This column shows the per share exercise price for the stock options granted.

(7)
This column represents the aggregate grant date fair value of the stock awards and option awards computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures. For additional information on the valuation assumptions with respect to option awards, refer to Note 20 of the Company’s consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021. These amounts reflect the Company’s accounting expense for these awards, excluding the impact of estimated forfeitures, and do not correspond to the actual value that will be recognized by our named executive officers.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information on the holdings of stock and option awards by our named executive officers as of December 31, 2021. There were no other stock or option awards held by our named executive officers as of December 31, 2021. For additional information about the awards, see the description of equity incentive compensation in the section titled “Compensation Discussion and Analysis.”
			Option Awards(1)				Stock Awards(1)(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(3)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)(4)
Andrew J. Marsh
	8/28/18	166,667	—	—	1.96	8/28/28	—	—
	8/19/19	108,333	108,334	—	2.23	8/19/29	—	—
	8/19/19	—	—	—	—	—	216,667	6,116,509
	8/19/19	108,333	108,334	—	2.62	8/19/29	—	—
	9/28/20	91,666	183,334	—	13.20	9/28/30	—	—
	9/28/20	—	—	—	—	—	366,667	10,351,009
	9/28/20	91,666	183,334	—	15.51	9/28/30	—	—
	9/22/21	—	1,000,000	—	26.92	9/22/28	—	—
	9/22/21	—	—	3,000,000	26.92	9/22/28	—	—
Paul B. Middleton
	8/28/18	66,667	—	—	1.96	8/28/28	—	—
	8/19/19	41,666	41,667	—	2.23	8/19/29	—	—
	8/19/19	—	—	—	—	—	83,333	2,352,491
	8/19/19	41,666	41,667	—	2.62	8/19/29	—	—
	9/28/20	33,333	66,667	—	13.20	9/28/30	—	—
	9/28/20	—	—	—	—	—	133,333	3,763,991
	9/28/20	33,333	66,667	—	15.51	9/28/30	—	—
	9/22/21	—	500,000	—	26.92	9/22/28	—	—
	9/22/21	—	—	1,500,000	26.92	9/22/28	—	—

			Option Awards(1)				Stock Awards(1)(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(3)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)(4)
Sanjay K. Shrestha
	5/9/19	50,000	50,000	—	2.31	5/9/29	—	—
	5/9/19	—	—	—	—	—	50,000	1,411,500
	9/28/20	37,500	75,000	—	13.20	9/28/30	—	—
	9/28/20	—	—	—	—	—	150,000	4,234,500
	9/28/20	37,500	75,000	—	15.51	9/28/30	—	—
	9/22/21	—	500,000	—	26.92	9/22/28	—	—
	9/22/21	—	—	1,500,000	26.92	9/22/28	—	—
Dirk Ole Hoefelmann
	3/3/21	—	250,000	—	43.81	3/3/31	—	—
	3/3/21	—	—	—	—	—	250,000	7,057,500
Gerard L. Conway, Jr.
	8/28/18	66,667	—	—	1.96	8/28/28	—	—
	8/19/19	33,334	33,333	—	2.23	8/19/29	—	—
	8/19/19	—	—	—	—	—	66,667	1,882,009
	8/19/19	33,334	33,333	—	2.62	8/19/29	—	—
	9/28/20	29,167	58,333	—	13.20	9/28/30	—	—
	9/28/20	—	—	—	—	—	116,667	3,293,509
	9/28/20	29,167	58,333	—	15.51	9/28/30	—	—
	9/22/21	—	450,000	—	26.92	9/22/28	—	—
	9/22/21	—	—	1,350,000	26.92	9/22/28	—	—

(1)
All equity awards were granted pursuant to our 2011 Stock Option and Incentive Plan (the “2011 Plan”) and the 2021 Stock Option and Incentive Plan (the “2021 Plan”).

(2)
Each equity award granted prior to 2021 and each equity awards granted to Mr. Hoefelmann in 2021 vests over a three-year period with one-third (1/3) of the shares subject to the award vesting on each of the first three anniversaries of the grant date, subject to the executive’s continued service to us through each applicable vesting date.

(3)
The performance-based stock option granted to Mr. Marsh in 2021 vest as follows: (i) up to one-third (1/3) of the shares underlying the performance-based stock option vest and become exercisable on each of the first three anniversaries of the grant date, provided that the daily volume weighted average price of the Company’s Common Stock during any 30 consecutive trading day period in the three year performance period following the grant date of the stock options (“VWAP”) equals or exceeds certain levels; (ii) 25% of the shares underlying the performance stock option will be deemed to have satisfied the performance-based vesting and will be eligible to vest over time if the VWAP equals $35; an additional 25% of the shares underlying the options will be deemed to have satisfied the performance-based vesting and will be eligible to vest over time if the VWAP equals $50; an additional 16.675% of the shares underlying the options will be deemed to have satisfied the performance-based vesting and will be eligible to vest over time if the VWAP equals $65; an additional 16.65% of the shares underlying the options will be deemed to have satisfied the performance-based vesting and will be eligible to vest over time if the VWAP equals $80 and the remaining 16.675% of the shares underlying the options will be deemed to have satisfied the performance-based vesting and will be eligible to vest over time if the VWAP equals or exceeds $100; and (iv) failure to achieve any of the stock price hurdles applicable to a performance stock option during the three-year performance period will result in the applicable shares being forfeited. Each performance-based stock option granted to each of Messrs. Middleton, Shrestha and Conway in 2021 vest as follows: (i) up to one-third (1/3) of the shares underlying the performance-based stock options vest and become exercisable on each of the first three anniversaries of the grant date, provided that the VWAP equals or exceeds certain levels; (ii) 25% of the shares underlying the performance stock options will be deemed to have satisfied the performance-based vesting and will be eligible to vest over time if the VWAP equals $35; an additional 25% of the shares underlying the options will be deemed to have satisfied the performance-based vesting and will be eligible to vest over time if the VWAP equals $50 and the remaining 50% of the shares underlying the options will be deemed to have satisfied the performance-based vesting and will be eligible to vest over time if the VWAP equals or exceeds $100; (iii) if the VWAP falls between two of the stock price hurdles, an incremental number of shares underlying the options will become exercisable based on linear interpolation in $1 increments; and (iv) failure to achieve any of the stock price hurdles applicable to a performance stock option during the three-year performance period will result in the applicable shares being forfeited.
(4)
This column represents the market value of the unvested restricted stock awards calculated based on the closing price of our Common Stock ($28.23) on December 31, 2021, the last business date of fiscal year 2021.

Options Exercised and Stock Vested
The following table sets forth information with respect to each of our named executive officers that exercised stock options or vested in restricted stock during the year ended December 31, 2021.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)($)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)($)
Andrew J. Marsh	573,268	36,081,906	566,666	15,069,649
Paul B. Middleton	—	—	216,668	5,755,035
Sanjay K. Shrestha	—	—	125,000	3,282,500
Dirk Ole Hoefelmann	—	—	—	—
Gerard L. Conway, Jr.	174,999	6,310,483	191,666	5,100,649

(1)
The value realized on exercise is equal to the difference between the closing price of the stock on the exercise date less the per share exercise price, multiplied by the number of shares for which the option was being exercised.

(2)
Amounts disclosed in this column were calculated based on the fair market value of the shares on the date of vesting.

Employment Agreements
The Company and Mr. Marsh are parties to an employment agreement which renews automatically for successive one-year terms unless Mr. Marsh or the Company gives notice to the contrary. Mr. Marsh receives an annual base salary of $750,000 and is eligible to: (i) receive an annual incentive bonus targeted at an amount equal to one hundred percent (100%) of his annual base salary; (ii) participate in all savings and retirement plans; and (iii) participate in all benefit plans and executive perquisites. Mr. Marsh’s employment may be terminated by the Company with or without “Cause,” as defined in the agreement, or by Mr. Marsh for “Good Reason,” as defined in the agreement, or without Good Reason upon written notice of termination to the Company. If Mr. Marsh’s employment is terminated by the Company without Cause, the Company is obligated to pay Mr. Marsh a lump sum equal to the sum of the following amounts:
(a)
one (1) times annual base salary, and

(b)
one (1) times the annual incentive bonus for the immediately preceding fiscal year.

In addition, as of the date of termination, any restricted stock, stock options and other stock awards held by Mr. Marsh will accelerate vesting as if he had remained an employee for an additional twelve (12) months following the date of termination. Further, subject to Mr. Marsh’s copayment of premium amounts at the active employees’ rate, Mr. Marsh will be eligible to continue to participate in the Company’s group health, dental, vision and life insurance programs for twelve (12) months following his termination. The agreement also provides that if, within twelve (12) months after a “Change in Control,” as defined in the agreement, the Company terminates Mr. Marsh’s employment without Cause or Mr. Marsh terminates his employment for Good Reason, then he is entitled to:
(i)
receive a lump sum payment equal to three (3) times the sum of (i) his current annual base salary plus (ii) his average annual incentive bonus over the three (3) fiscal years prior to the Change in Control (or his annual incentive bonus for the fiscal year immediately preceding to the Change in Control, if higher),

(ii)
accelerated vesting of his stock options and other stock-based awards that would have vested had he remained an active employee for twelve (12) months following his termination, and

(iii)
subject to Mr. Marsh’s copayment of premium amounts at the active employees’ rate, continued participation in the Company’s group health, dental, vision and life insurance programs for twelve (12) months following such termination.

The Company and Messrs. Middleton, Shrestha, Hoefelmann and Conway are each parties to an employment agreement pursuant to which, if the executive’s employment is terminated by the Company without “Cause,” as defined in the applicable agreement, the Company is obligated to pay the executive a lump sum amount equal to one (1) times or, in the case of Mr. Shrestha, 0.5 times, his annual base salary. In addition, as of the date of termination, all vested stock options held by the executive will be exercisable for twelve (12) months following the termination date. Further, for Messrs. Middleton and Conway, subject to the executive’s copayment of premium amounts at the active employees’

rate, the Company is required to continue paying its share of the premiums for the executive’s participation in the Company’s group health plans for twelve (12) months following his termination. In the case of Mr. Shrestha and Mr. Hoefelmann, they are entitled to have their group health insurance extend through the end of the month in which the date of termination occurs and the Company will either provide a lump sum payment or monthly subsidy equal to twelve (12) times the Company’s share of the monthly health insurance premium for the health insurance plan applicable on the date of termination.
The employment agreements also provide that if, within twelve (12) months after a “Change in Control,” as defined in the applicable agreement, the Company terminates such executive’s employment without Cause or the executive terminates his employment for “Good Reason” as defined in the applicable agreement, then such executive shall be entitled to:
(i)
receive a lump sum payment equal to, or in the case Mr. Shrestha 50% of, the sum of (i) his average annual base salary over the three (3) fiscal years immediately prior to the Change in Control (or the executive’s annual base salary in effect immediately prior to the Change in Control, if higher) and (ii) his average annual bonus over the three (3) fiscal years prior to the Change in Control (or the executive’s annual bonus in effect immediately prior to the Change in Control, if higher),

(ii)
accelerated vesting of his stock options and other stock-based awards that would have vested had he remained an active employee for twelve (12) months following his termination (or, in the case of Mr. Middleton, full accelerated vesting of all stock options and other stock-based awards held by him),

(iii)
subject to the executive’s copayment of premium amounts at the active employees’ rate, continued payment by the Company of its share of the premiums for the executive’s participation in the Company’s group health plans for twelve (12) months following the date of termination for Messrs. Middleton and Conway or, in the case of Messrs. Shrestha and Hoefelmann, they are entitled to have their group health insurance extend through the end of the month in which the date of termination occurs and the Company will either provide a lump sum payment or monthly subsidy equal to twelve (12) times the Company’s share of the monthly health insurance premium for the health insurance plan applicable on the date of termination, and

(iv)
all reasonable legal and arbitration fees and expenses incurred in obtaining or enforcing any right or benefit under the executive’s employment agreement except in cases involving frivolous or bad faith litigation.

Potential Payments Upon Termination or Change in Control
The Company and Messrs. Marsh, Middleton, Shrestha, Hoefelmann and Conway are parties to employment agreements, respectively, that provide for a potential payment upon termination of employment without “Cause” as discussed above in “Employment Agreements.”
Such payments by the Company to any of the executives are subject to the executive signing a general release of claims in a form and manner satisfactory to the Company. An executive is not entitled to receive any such payment in the event he breaches the

Employee Patent, Confidential Information and Non-Compete Agreement referenced in the executive’s respective agreement or any non-compete, non-solicit or non-disclosure covenants in any agreement between the Company and such executive. We agreed to provide severance payments to such executives in these circumstances based on our negotiations with each of our executives at the time they joined our Company, or as negotiated subsequent to hiring, and in order to provide a total compensation package that we believed to be competitive. Additionally, we believe that providing severance upon a termination of employment without Cause can help to encourage our executives to take the risks that we believe are necessary for our Company to succeed and also recognizes the longer hiring process typically involved in hiring a senior executive.
If Mr. Marsh had been terminated without Cause on December 31, 2021 and such termination was not within twelve (12) months following a Change in Control, the approximate value of the severance package, including, as mentioned above in “Employment Agreements,” salary, benefits and accelerated vesting of equity awards, under his employment agreement would have been $22,232,155. If Mr. Middleton, Mr. Shrestha, Mr. Hoefelmann or Mr. Conway, had been terminated without Cause on December 31, 2021 and such termination was not within twelve (12) months following a Change in Control, the approximate value of the severance packages, including, as mentioned above in “Employment Agreements,” salary, benefits and accelerated vesting of equity awards, under the employment agreement for such named executive officer would have been as follows: Mr. Middleton — $8,003,802, Mr. Shrestha — $6,554,814, Mr. Hoefelmann — $2,787,430 and Mr. Conway — $6,738,178.
The Company and Messrs. Marsh, Middleton, Shrestha, Hoefelmann and Conway, are parties to employment agreements, respectively, that provide for a potential payment upon a termination of employment by the Company without Cause or a resignation by the executive for Good Reason within twelve (12) months following a Change in Control, as discussed above in “Employment Agreements.” Such payments by the Company to any of the executives are subject to the executive signing a general release of claims in a form and manner satisfactory to the Company. An executive is not entitled to receive any such payment in the event he breaches the Employee Patent, Confidential Information and Non-Compete Agreement referenced in each executive’s respective agreement or any non-compete, non-solicit or non-disclosure covenants in any agreement between the Company and such executive.
We agreed to provide payments to these executives in these circumstances in order to provide a total compensation package that we believed to be competitive. Additionally, the primary purpose of our equity-based incentive awards is to align the interests of our executives and our stockholders and provide our executives with strong incentives to increase stockholder value over time. As change in control transactions typically represent events where our stockholders are realizing the value of their equity interests in our Company, we believe it is appropriate for our executives to share in this realization of stockholder value, particularly where their employment is terminated in connection with the change in control transaction. We believe that this will also help to better align the interests of our executives with our stockholders in pursuing and engaging in these transactions.
If a Change in Control had occurred on December 31, 2021 and on that date the employment of Mr. Marsh, Mr. Middleton, Mr. Shrestha, Mr. Hoefelmann or Mr. Conway had been terminated by the Company without Cause or the executive had resigned for

Good Reason, the value of the of the severance packages, including, as mentioned above in “Employment Agreements,” salary, benefits and accelerated vesting of equity awards, under the employment agreements for each such named executive officer would have been as follows: Mr. Marsh — $ 26,631,193, Mr. Middleton — $ 11,973,703, Mr. Shrestha — $7,250,968, Mr. Hoefelmann — $2,773,584 and Mr. Conway — $7,201,640. The employment agreements provide for a modified cutback such that, any payments or benefits payable under the employment agreements or otherwise would be subject to the excise tax imposed by Section 4999 of the Code, the executive will receive the greater after-tax amount of either: (i) the full payment or (ii) a reduced payment that does not give rise to the excise tax imposed by Section 4999 of the Code. The foregoing numbers do not reflect any cutback. None of the executives are entitled to any tax gross-up payments related to severance payments or otherwise.

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2021 STOCK OPTION AND INCENTIVE PLAN
Proposal
On May 2, 2022, upon the recommendation of the Compensation Committee, our Board of Directors approved Amendment No. 1 to the 2021 Stock Option and Incentive Plan (as amended, the “Amended Plan”), subject to approval from our stockholders at the Annual Meeting. The Amended Plan will increase the number of shares of Common Stock authorized for issuance under the 2021 Plan from 22,500,000 shares to 40,030,000 shares, an increase of 17,530,000 shares and change the fungible ratio from 1.5 to 1.35. As of March 31, 2022, 4,870,964 shares of Common Stock were available for issuance under the 2021 Stock Option and Incentive Plan. We currently expect that these shares, together with shares which become available due to the cancellation of outstanding awards, will be insufficient to make awards to new hires, directors and existing employees in 2022. The increase to the share reserve and change to the fungible ratio are the only proposed changes under Amendment No. 1 to the 2021 Plan.
Rationale for Share Increase
The Amended Plan is critical to our ongoing effort to continue to build stockholder value. Our employees are our most valued resource and we successfully recruited and grew our talented and passionate team of manufacturing and service technicians, engineers, scientists, innovators and business leaders during 2021 from 1,272 to 2,016 employees globally. We anticipate the need to continue to add to the team in 2022 at this accelerated pace to execute on our business strategy.
Equity incentive awards are an important component of our executive and non-executive employees’ compensation. Our Compensation Committee and the Board of Directors believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.
We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual net share usage, total dilution and equity expense in order to maximize stockholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward and retain our employees. Our compensation philosophy reflects broad-based eligibility for equity incentive awards for high performing employees. By doing so, we link the interests of those employees with those of our stockholders and motivate our employees to act as owners of the business.
Summary of Key Stock Plan Data
Share Usage
The following table sets forth information regarding stock-settled, time-vested equity awards granted, and performance-based equity awards earned, over each of the last three fiscal years:

	2021	2020	2019	3-Year Average
Stock Options/Stock Appreciation Rights (SARs) Granted	1,942,335	3,509,549	3,221,892
Restricted Shares/Units Granted	1,894,356	3,263,324	3,316,177
Performance-Based Stock Options Earned*	3,640,000	0	0
Weighted-Average Basic Common Shares Outstanding	558,182,177	354,790,106	237,152,780
Share Usage Rate	1.34%	1.91%	2.76%	2.00%

*
As discussed in the Compensation Discussion and Analysis, we granted performance-based stock options with significant price vesting hurdles to the named executive officers and certain other senior executives in 2021. For purposes of the foregoing table, we calculate the share usage rate based on the applicable number of performance-based stock options earned during 2021. For reference, the performance-based stock options granted in 2021 (assuming maximum performance achievement) was 14,560,000. Fiscal 2021 was the first year in which we granted this type of performance award and we have not granted similar performance-based awards in prior years.

Overhang as of March 31, 2022
The following table sets forth certain information as of March 31, 2022, unless otherwise noted, with respect to the Company’s outstanding equity awards. The fully-diluted “overhang” assumes that the entire share reserve is granted in stock options/SARs.
Shares available for grant under the 2021 Plan (a)	4,870,964
Additional shares requested for approval under the Amended 2021 Plan (b)	17,530,000
Shares subject to outstanding stock options/SARs	24,185,000
Weighted – average exercise price of outstanding stock options/SARs	$20.73
Weighted – average remaining term of outstanding stock options/SARs	6.92 years
Shares subject to outstanding full-value stock awards	5,439,207
Total outstanding stock options/SARs and full-value stock awards (c)	29,624,207
Shares of common stock outstanding as of the Record Date (d)	578,093,620
Fully-diluted Overhang (a+b+c) divided by (a+b+c+d)	8.26%
Note: If the amendment to the 2021 Plan is approved, each option/SAR granted after the amendment effective date will count as one share and each full value award will count as 1.35 shares.
Summary of the Amended 2021 Plan
The following description of certain features of the Amended Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of Amendment No. 1 to the Plan, which is attached hereto as Appendix A.

Administration.   The Amended Plan will be administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended Plan. The Compensation Committee may delegate to a committee consisting of one or more of our officers the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, subject to certain limitations and guidelines.
Eligibility; Plan Limits.   All of our officers, employees, non-employee directors and consultants are eligible to participate in the Amended Plan, subject to the discretion of the administrator. As of March 31, 2022, approximately 2,864 individuals would have been eligible to participate in the Amended Plan had it been effective on such date, which includes eight executive officers, 2,734 employees who are not executive officers, nine non-employee directors and 113 consultants. There are certain limits on the number of awards that may be granted under the Amended Plan. For example, no more than 40,030,000 shares of Common Stock may be granted in the form of incentive stock options.
Director Compensation Limit.   The Amended Plan provides that the value of all awards awarded under the Amended Plan and all other cash compensation paid by the Company to any non-employee director in any calendar year shall not exceed $950,000.
Minimum Vesting Period.   The minimum vesting period for each equity award granted under the Amended Plan must be at least one year, provided (1) that up to 5% of the shares authorized for issuance under the Amended Plan may be utilized for unrestricted stock awards or other equity awards with a minimum vesting period of less than one year and (2) annual awards to non-employee directors that occur in connection with the Company’s annual meeting of stockholders may vest on the date of the Company’s next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting. In addition, the Compensation Committee may grant equity awards that vest within one year (i) if such awards are granted as substitute awards in replacement of other awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within one year or (ii) if such awards are being granted in lieu of fully vested cash compensation.
Stock Options.   The Amended Plan permits the granting of (1) options to purchase Common Stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Amended Plan will be non-qualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of Plug Power and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive stock options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Compensation Committee. Except in the case of options (i) granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) granted to individuals who are not subject to U.S. income tax on the date of grant or (iii) that are compliant with Section 409A of the Code, the exercise price of an option may not be less than 100% of the fair market value of the Common Stock on the date of grant. Fair market value for this purpose will be determined by reference to the price of the shares of Common Stock on the Nasdaq Capital Market. The exercise price of an option may not be reduced after the date of the option grant without stockholder approval, other than to appropriately reflect changes in our capital structure.
The term of each option will be fixed by the Compensation Committee and generally may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the Amended Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.
Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of Common Stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to us by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, non-qualified options may be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the aggregate exercise price.
To qualify as incentive stock options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive stock options that first become exercisable by a participant in any one calendar year.
Stock Appreciation Rights.   The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of Common Stock or cash equal to the value of the appreciation in the stock price over the exercise price. Except in the case of stock appreciation rights (i) granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) granted to individuals who are not subject to U.S. income tax on the date of grant or (iii) that are compliant with Section 409A of the Code, the exercise price may not be less than the fair market value of the Common Stock on the date of grant. The term of a stock appreciation right generally may not exceed ten years.
Restricted Stock.   The Compensation Committee may award shares of Common Stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment (or other service relationship) with us through a specified restricted period. During the vesting period, restricted stock awards may be credited with dividends but dividends payable with respect to a restricted stock award shall not be paid unless and until the awards vests.
Restricted Stock Units.   The Compensation Committee may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of Common Stock or cash subject to such conditions and restrictions as the

Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment (or other service relationship) with us through a specified vesting period. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code.
Unrestricted Stock Awards.   The Compensation Committee may also grant (or sell at par value or such higher price determined by the Compensation Committee) shares of Common Stock that are free from any restrictions under the Amended Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.
Dividend Equivalent Rights.   The Compensation Committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of Common Stock. Dividend equivalent rights may be granted as a component of an award of restricted stock units or as a freestanding award and will be paid only if the related award becomes vested. Dividend equivalent rights may not be granted as a component of a stock option or stock appreciation right award. Dividend equivalent rights may be settled in cash, shares of Common Stock or a combination thereof, in a single installment or installments, as specified in the award.
Cash-Based Awards.   The Compensation Committee may grant cash bonuses under the Amended Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.
Change of Control Provisions.   In the event of a “sale event,” as defined in the Amended Plan, awards under the Amended Plan may be assumed, continued or substituted. In the event that awards are not assumed, continued or substituted, except as otherwise provided in the award agreement, upon the effective time of the sale event, all awards with time-based conditions or restrictions will become vested and exercisable or non-forfeitable upon the sale event, and awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the Compensation Committee’s discretion or to the extent specified in the relevant award agreement. In addition, we may make or provide for payment, in cash or in kind, to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights (provided that, in the case of an option or stock appreciation right with an exercise price equal to or greater than the per share cash consideration, such option or stock appreciation right shall be cancelled for no consideration). We also have the option to make or provide for a payment, in cash or in kind, to grantees holding other awards in an amount equal to the per share cash consideration multiplied by the number of vested shares under such awards. All awards will terminate in connection with a sale event unless they are assumed by the successor entity.
Adjustments for Stock Dividends, Stock Splits, Etc.   The Amended Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of

Common Stock that are subject to the Amended Plan, to certain limits in the Amended Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.
Tax Withholding.   Participants in the Amended Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The Compensation Committee may require that tax withholding obligations satisfied by withholding shares of Common Stock to be issued pursuant to exercise or vesting. The Compensation Committee may also require our tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to us in an amount that would satisfy the withholding amount due.
Amendments and Termination.   The Board may at any time amend or discontinue the Amended Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the Nasdaq Rules, any amendments that materially change the terms of the Amended Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive stock options.
Effective Date of Plan.   The Amendment No. 1 to the 2021 Plan was approved by our Board on May 2, 2022. Awards of incentive stock options may be granted under the Amended Plan until June 29, 2031. No other awards may be granted under the Amended Plan after July 30, 2031.
New Plan Benefits
Because the grant of awards under the Amended Plan is within the discretion of the Compensation Committee, we cannot determine the dollar value or number of shares of Common Stock that will in the future be received by or allocated to any participant in the Amended Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Amended Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2021: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group.

	Options		Stock Awards
Name and Position	Average Exercise Price ($)	Number of Awards (#)	Dollar Value ($)(1)	Number of Awards (#)
Andrew J. Marsh, President, Chief Executive Officer and Director	26.92	4,000,000	—	—
Paul B. Middleton, Chief Financial Officer and Executive Vice President	26.92	2,000,000	—	—
Sanjay K. Shrestha, General Manager, Energy Solutions, Chief Strategy Officer, and Executive Vice President	26.92	2,000,000	—	—
Dirk Ole Hoefelmann, General Manager, Electrolyzers and Executive Vice President	43.81	250,000	10,952,500	250,000
Gerard L. Conway, Jr. General Counsel, Corporate Secretary and Executive Vice President	26.92	1,800,000	—	—
All current executive officers, as a group	27.25(2)	12,667,500	11,423,600 (3)	267,500
All current directors who are not executive officers, as a group	27.89(2)	40,355	899,986(3)	35,856
All current employees who are not executive officers, as a group	32.52(2)	1,942,335	61,282,417(3)	1,894,356

(1)
The valuation of stock awards is based on the grant date fair value computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in calculating these values, see Note 20 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(2)
Represents the weighted-average exercise price for the group.

(3)
Represents the aggregate grant date fair value for the group.

Tax Aspects Under the Code
The following is a summary of the principal federal income tax consequences of certain transactions under the Amended Plan. It does not describe all federal tax consequences under the Amended Plan, nor does it describe state or local tax consequences.
Incentive Stock Options.   No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of Common Stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.
If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of Common Stock at exercise (or, if less, the amount realized on a sale of such shares of Common Stock) over the exercise price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of Common Stock.
If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.
Non-Qualified Options.   No income is realized by the optionee at the time a non-qualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares of Common Stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of Common Stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of Common Stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.
Other Awards.   We generally will be entitled to a tax deduction in connection with other awards under the Amended Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.
Parachute Payments.   The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).
Limitation on Deductions.   Under Section 162(m) of the Code, our deduction for awards under the Amended Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

Equity Compensation Plan Information
The following table gives information, as of December 31, 2021, about the shares of our Common Stock that may be issued under our equity compensation plans:
Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)(1)	Number of shares remaining for future issuance under equity compensation plans (excluding shares reflected in column (a))(c)
Equity compensation plans approved by security holders	27,800,764(2)	$17.55	6,134,910(3)
Equity compensation plans not approved by security holders	858,018(4)	$4.21	—
Total	28,658,782		6,134,910

(1)
The weighted-average exercise price is calculated solely based on outstanding options.

(2)
Represents 15,246,356 shares underlying the outstanding options issued under the 2021 Plan, 7,702,535 shares underlying outstanding options issued under the 2011 Plan, 1,191,356 shares of restricted stock granted under the 2021 Plan and 3,660,517 shares of restricted stock granted under the 2011 Plan.

(3)
Includes shares available for future issuance under the 2021 Plan.

(4)
Included in equity compensation plans not approved by stockholders are shares granted to new employees as an inducement to join the Company pursuant to Rule 5635(c)(4) of the Nasdaq Rules.

Vote Required for Approval
A quorum being present, the affirmative vote of a majority of the votes properly cast is required for the approval of Amendment No. 1 to the 2021 Stock Option and Incentive Plan. Abstentions and broker non-votes will not have an effect on the outcome of this proposal.
Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE APPROVAL OF AMENDMENT NO. 1 TO THE 2021 STOCK OPTION AND
INCENTIVE PLAN

PROPOSAL 3: NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION
Overview
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act, we are providing our stockholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices.
As described in the section titled “Compensation Discussion and Analysis,” herein, our executive compensation program is designed to (1) attract and retain talented and experienced executives, (2) motivate and reward executives whose knowledge, skills and performance are critical to our success, (3) provide a competitive compensation package which is weighted towards pay-for-performance and in which total compensation is primarily determined by Company and individual results and the creation of stockholder value, (4) ensure fairness among the executive management team by recognizing the contributions each executive makes to our success, and (5) motivate our executives to manage our business to meet our short- and long-term objectives and reward them for meeting these objectives. In order to align executive compensation with the interests of our stockholders, a significant portion of compensation for our named executive officers is “at risk,” or contingent upon the successful achievement of annual strategic corporate goals that we believe will drive stockholder value. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our objectives. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of Plug Power Inc. (the “Company”) approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”
We encourage stockholders to read closely the “Executive Compensation” section of this proxy statement beginning with “Compensation Discussion and Analysis” for additional details on the Company’s executive compensation programs and philosophy.
This vote is advisory, and therefore will not be binding upon the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value constructive dialogue with, and the opinions of, our stockholders on executive compensation and will take into account the outcome of the vote when considering future compensation decisions for our named executive officers.
Vote Required for Approval
A quorum being present, the affirmative vote of a majority of and the votes properly cast is required to approve this resolution. Abstentions and broker non-votes will not have an effect on the outcome of this proposal.

Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
As previously disclosed in a Current Report on Form 8-K, filed with the SEC on March 21, 2022, the Audit Committee approved the dismissal of, and dismissed, KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm on March 16, 2022.
The audit reports of KPMG on the consolidated financial statements of the Company for each of the two most recent fiscal years ended December 31, 2021 and 2020 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2021 and 2020 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s audit reports for each fiscal year contained an adverse opinion on the effectiveness of the Company’s internal control over financial reporting, related to the below described material weaknesses, and excluded an evaluation of internal control over financial reporting of certain entities acquired by the Company, including Applied Cryo Technologies and Frames Holdings B.V. as of December 31, 2021 and Giner ELX, Inc. and United Hydrogen Group Inc. as of December 31, 2020.
During the Company’s two most recent fiscal years and subsequent interim period from January 1, 2022 to March 16, 2022, (i) there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of such disagreements in their reports on the Company’s consolidated financial statements for such years, and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses described below.
As previously disclosed in Item 9A of the Company’s Annual Reports on Form 10-K for each of the fiscal years ended December 31, 2021 and 2020, and in the amendment to its Annual Report on Form 10-K for the fiscal year 2020, the Company concluded that its internal control over financial reporting was not effective as of December 31, 2021, 2020, 2019 and 2018 due to certain material weaknesses. In its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and the accompanying amendment thereto, the Company disclosed a material weakness related to: an insufficient complement of trained, knowledgeable resources to execute the Company’s responsibilities with respect to internal control over financial reporting for certain financial statement accounts and disclosures, which resulted in the Company not conducting an effective risk assessment process that was responsive to changes in the Company’s operating environment and not designing and implementing effective process-level controls activities in the following areas: (a) presentation of operating expenses; (b) accounting for lease-related transactions; (c) identification and evaluation of impairment, accrual for loss contracts, certain expense accruals, and deemed dividends; and (d) timely identification of adjustments to physical inventory in interim periods. In its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, the Company disclosed material weaknesses related to: (i) an insufficient complement of trained, knowledgeable resources to execute the

Company’s responsibilities with respect to internal control over financial reporting, which resulted in the Company not conducting an effective risk assessment process that was responsive to changes in the Company’s operating environment and not designing and implementing effective process-level controls activities for certain financial statement accounts and disclosures as follows: (a) presentation of operating expenses; (b) accrual for loss contracts related to service; and (c) identification of adjustments to physical inventory; and (ii) ineffective general information technology control activities over an information technology system that is used in calculating fuel billings due to the ineffective risk assessment in identifying the relevant system, resulting from not designing and implementing general information technology control activities in response to the current year growth in fuel delivered to customers.
The Company provided KPMG with a copy of the Current Report on Form 8-K and requested that KPMG furnish a letter addressed to the SEC stating whether it agrees with the statements made above therein. A copy of KPMG’s letter dated March 21, 2022 is attached as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on March 21, 2022.
On March 16, 2022, following the completion of a competitive process with several independent registered public accounting firms, the Audit Committee appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
During the Company’s two most recent fiscal years ended December 31, 2021 and 2020 and subsequent interim period from January 1, 2022 to March 16, 2022, neither the Company nor anyone on its behalf consulted Deloitte regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
Representatives of KPMG attended two in-person Audit Committee in 2021. We expect that representatives of both KPMG and Deloitte will attend the Annual Meeting, and each will have an opportunity to make a statement and answer questions if he or she so desires.
Vote Required for Approval
A quorum being present, the affirmative vote of the holders of a majority of the votes properly cast is required for the ratification of Deloitte as the Company’s independent registered public accounting firm for 2022. Abstentions and broker non-votes will not have an effect on the outcome of this proposal.
Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS PLUG POWER INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022.

RELATED PARTY TRANSACTIONS POLICIES AND PROCEDURES AND TRANSACTIONS WITH RELATED PERSONS
Investor Agreement
Pursuant to the Investor Agreement, Grove Energy, a subsidiary of SK Holdings, is entitled to designate one SK Designee to be appointed to the Board. Grove Energy has the right to require the Board to nominate a SK Designee for election to the Board by the stockholders of the Company at annual stockholder meetings until the earliest of (i) the date on which Grove Energy and affiliates beneficially own less than 4.0% of our issued and outstanding Common Stock, (ii) February 24, 2023, in the event that the Company and SK E&S have not entered into the Asia JV Agreement, and (iii) any expiration or termination of the Asia JV Agreement.
Related Party Transaction Policy
The Board has adopted a written related party transaction policy that requires the Company’s General Counsel, together with outside counsel as necessary, to evaluate potential transactions to which the Company is a participant and in which a related party or an affiliate of a related party has an interest prior to the Company entering into any such transaction to determine whether such contemplated transaction requires the approval of the Board, the Audit Committee, both or neither. The policy defines a “related party” as: (i) the Company’s directors or executive officers, (ii) the Company’s director nominees, (iii) security holders known to the Company to beneficially own more than 5% of any class of the Company’s voting securities, or (iv) the immediate family members of any of the persons listed in items (i) – (iii).
Other than as otherwise disclosed herein, since January 1, 2021, there was no transaction or series of similar transactions to which the Company was or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any related party had or will have a direct or indirect material interest.

PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 31, 2022:
•
all persons known by us to have beneficially owned 5% or more of our Common Stock;

•
each director of the Company;

•
the named executive officers; and

•
all directors and executive officers as a group.

The beneficial ownership of the stockholders listed below is based on publicly available information and from representations of such stockholders.
	Shares Beneficially Owned(2)
Name and Address of Beneficial Owner(1)	Number	Percentage (%)
Grove Energy Capital LLC(3)	54,966,188	9.5%
BlackRock, Inc.(4)	48,032,562	8.3%
The Vanguard Group(5)	49,661,545	8.6%
Andrew J. Marsh(6)	1,520,801	*
Paul B. Middleton(7)	501,112	*
Sanjay K. Shrestha(8)	344,631	*
Gerard L. Conway, Jr.(9)	485,467	*
Jose Luis Crespo(10)	576,637	*
Jean A. Bua	—	*
Kimberly A. Harriman(11)	10,056	*
Maureen O. Helmer(12)	159,382	*
Dirk Ole Hoefelmann(13)	299,279	*
Gregory L. Kenausis(14)	329,016	*
Kavita Mahtani	—	*
George C. McNamee(15)	995,345	*
Johannes M. Roth(16)	477,293	*
Lucas P. Schneider(17)	326,127	*
Keith C. Schmid(18)	865,042	*
Jonathan M. Silver(19)	62,317	*
Kyungyeol Song(20)	—	*
Gary K. Willis(21)	587,982	*
All executive officers and directors as a group (19 persons)(22)(23)	7,674,027	1.3%

*
Represents less than 1% of the outstanding shares of our Common Stock.

(1)
Unless otherwise indicated, we believe that each stockholder named in the table above has sole voting and investment power with respect to all shares beneficially owned by them. Unless otherwise indicated by footnote, the mailing address for each stockholder is c/o Plug Power Inc. 968 Albany Shaker Road, Latham, New York 12110.
(2)
The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC and includes voting or investment power with respect to securities. Under Rule 13d-3 under the Exchange Act, beneficial ownership includes any shares to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of March 31, 2022, through the exercise of any warrant, stock option or other right. The inclusion in this table of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. The number of shares of our Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options, warrants or other rights held by such person that are exercisable within 60 days of March 31, 2022 but excludes shares of Common Stock underlying options, warrants or other rights held by any other person. Percentage of beneficial ownership is based on 578,063,620 shares of Common Stock outstanding as of March 31, 2022. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned by the stockholder.

(3)
Information is based on a Schedule 13D filed with the SEC on March 8, 2021. Grove Energy Capital LLC is owned by Plutus Capital NY, Inc., a Delaware corporation (“Plutus”), and PNES Investments, LLC, a Delaware limited liability company (“PNES”). Plutus is wholly-owned by SK Holdings, a company organized under the laws of the Republic of Korea, and PNES is wholly-owned by SK E&S Americas, Inc., a Delaware corporation (“SK E&S Americas”). SK E&S Americas is wholly-owned by SK E&S Co., Ltd., a company organized under the laws of the Republic of Korea.90% of the issued and outstanding Common Stock of SK E&S Co., Ltd. is owned by SK Holdings. The address of the principal business office of Grove Energy Capital LLC is 55 East 59th Street, New York, NY 10022.

(4)
Information is based on a Schedule 13G/A filed with the SEC on February 3, 2022. BlackRock, Inc. reported sole voting power over 44,593,730 shares of Common Stock and sole dispositive power over 48,032,562 shares of Common Stock. The address of the principal business office of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(5)
Information is based on a Schedule 13G/A filed with the SEC on February 10, 2022. The Vanguard Group reported shared voting power over 494,466 shares of Common Stock, sole dispositive power over 48,538,329 shares of Common Stock and shared dispositive power over 1,123,216 shares of Common Stock. The address of the principal business office of The Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.

(6)
Includes 566,669 shares of Common Stock issuable upon exercise of outstanding options.

(7)
Includes 216,665 shares of Common Stock issuable upon exercise of outstanding options.

(8)
Includes 125,000 shares of Common Stock issuable upon exercise of outstanding options.

(9)
Includes 191,669 shares of Common Stock issuable upon exercise of outstanding options.

(10)
Includes 191,669 shares of Common Stock issuable upon exercise of outstanding options

(11)
Includes 4,479 shares of Common Stock issuable upon exercise of outstanding options.

(12)
Includes 39,863 shares of Common Stock issuable upon exercise of outstanding options.

(13)
Includes 83,333 shares of Common Stock issuable upon exercise of outstanding options.

(14)
Includes 233,827 shares of Common Stock issuable upon exercise of outstanding options.

(15)
Includes 88,827 shares of Common Stock issuable upon exercise of outstanding options, 300,000 shares of Common Stock held by a family trust, and 191 shares owned by Mr. McNamee’s spouse.

(16)
Includes 243,827 shares of Common Stock issuable upon exercise of outstanding options.

(17)
Includes 200,179 shares of Common Stock issuable upon exercise of outstanding options.

(18)
Includes 416,666 shares of Common Stock issuable upon exercise of outstanding options

(19)
Includes 12,807 shares of Common Stock issuable upon exercise of outstanding options.

(20)
Dr. Kyungyeol Song is an employee of SK E&S Co., Ltd. and will not receive any equity awards pursuant to the terms of the Investor Agreement.

(21)
Includes 170,827 shares of Common Stock issuable upon exercise of outstanding options.

(22)
Includes 2,827,973 shares of Common Stock issuable upon exercise of outstanding options.

(23)
Consists of the shares of Common Stock reflected in notes (6) through (21) and includes shares of Common Stock beneficially owned by Martin D. Hull, who is an executive officer but was not a named executive officer in the last fiscal year or as of March 31, 2022.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s officers, as defined by Section 16, directors, and persons or entities who own more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons or entities are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To our knowledge, based on our review of the copies of such filings and based on written representations, we believe that all such persons and entities complied on a timely basis with all Section 16(a) filing requirements during the fiscal year ended December 31, 2021, except that the following persons or entities filed the following Form 4s late on the following dates:
•
Kimberly A. Harriman filed a Form 4 on February 24, 2021 disclosing a grant of options to purchase Common Stock made on February 18, 2021 pursuant to the Company’s Non-Employee Director Compensation Plan (the “Director Compensation Plan”) and in accordance with the Company’s 2011 Stock Option and Incentive Plan (the “2011 Plan”).

•
Kyungyeol Song filed a Form 3 on March 8, 2021 when he became a Section 16 reporting person on February 24, 2021.

•
Gary K. Willis, Kimberly A. Harriman, Maureen O. Helmer, Gregory L. Kenausis, George C. McNamee, Johannes M. Roth, Lucas P. Schneider and Jonathan M. Silver each filed a Form 4 on July 21, 2021 disclosing grants of Common Stock made on July 15, 2021 pursuant to the Company’s Director Compensation Plan and in accordance with the Company’s 2011 Plan.

•
Sanjay K. Shrestha filed a Form 4 on July 22, 2021 disclosing the vesting of restricted stock on May 9, 2021, the subsequent tendering of shares to cover withholding obligations in connection with such vesting on July 15, 2021 and the sale of shares pursuant to a pre-established 10b5-1 trading plan on July 13, 2021.

•
Gary K. Willis, Kimberly A. Harriman, Maureen O. Helmer, Gregory L. Kenausis, George C. McNamee, Johannes M. Roth, Lucas P. Schneider and Jonathan M. Silver each filed a Form 4 on August 19, 2021 disclosing a grant of restricted stock and a grant of options to purchase Common Stock made on August 16, 2021 pursuant to the Company’s Director Compensation Plan and in accordance with the Company’s 2021 Stock Option and Incentive Plan (the “2021 Plan”).

•
Martin D. Hull filed a Form 4 on November 9, 2021 disclosing a grant of restricted stock and a grant of options to purchase Common Stock made on September 22, 2021 in accordance with the Company’s 2021 Plan.

•
Sanjay K. Shrestha, Keith C. Schmid, Andrew J. Marsh, Paul B. Middleton and Gerard L. Conway, Jr. each filed a Form 4 on November 9, 2021 disclosing a grant of performance-based options to purchase Common Stock made on September 22, 2021 in accordance with the Company’s 2021 Plan.

•
Jose Luis Crespo and Dirk Ole Hoefelmann each filed a Form 3 on December 28, 2021 following their respective appointments as officers of the Company on September 22, 2021.

•
Sanjay K. Shrestha, Martin D. Hull, Keith C. Schmid, Andrew J. Marsh, Paul B. Middleton and Gerard L. Conway, Jr. each filed a Form 4 on May 2, 2022 disclosing the tendering of shares to cover withholding obligations in connection with vesting of restricted stock on September 28, 2021.

SUBMISSION OF STOCKHOLDER PROPOSALS OR DIRECTOR NOMINATIONS FOR 2023 ANNUAL MEETING
Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at the 2023 Annual Meeting of Stockholders must be received by the Company on or before January 2, 2023 to be eligible for inclusion in the Company’s proxy statement and form of proxy to be distributed by the Board in connection with that meeting. Any such proposal should be mailed to: Corporate Secretary, Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110. Such proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement and form of proxy.
Any stockholder proposals (including nominations for election to the Board) intended to be presented at the Company’s 2023 Annual Meeting of Stockholders, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at the principal executive office of the Company no earlier than March 2, 2023 and no later than April 1, 2023. If the date of the 2023 Annual Meeting is scheduled for a date more than 30 days before or more than 60 days after June 30, 2023, then such proposals must be received not later than the close of business on the later of the 90th day prior to the scheduled date of the 2023 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2023 Annual Meeting is first made, as set forth in the Company’s By-laws. Stockholder proposals must include all supporting documentation and satisfy other requirements required by the Company’s By-laws. Proxies solicited by the Board will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.
To comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 1, 2023.

APPENDIX A
AMENDMENT NO. 1
TO THE
PLUG POWER INC.
2021 STOCK OPTION AND INCENTIVE PLAN
WHEREAS, Plug Power Inc. (the “Company”) maintains the Plug Power Inc. 2021 Stock Option and Incentive Plan (the “Plan”), which was previously adopted by the Board of Directors of the Company (the “Board”) and approved by the stockholders of the Company;
WHEREAS, the Board believes that the number of shares of common stock of the Company remaining available for issuance under the Plan has become insufficient for the Company’s anticipated future needs under the Plan;
WHEREAS, the Board has determined that it is in the best interests of the Company to amend the Plan, subject to stockholder approval, (A) to increase both the aggregate number of shares of common stock available for issuance under the Plan and the number of shares that may be issued in the form of Incentive Stock Options (as defined in the Plan) from 22,500,000 shares to 40,030,000 shares (consisting of (x) 22,500,000 shares previously approved by stockholders at the Company’s 2021 Annual Meeting plus (y) a request for 17,530,000 additional shares which is subject to stockholder approval at the Company’s 2022 Annual Meeting) and (B) to change the fungible share ratio in the Plan from 1.5 to 1.35;
WHEREAS, Section 16 of the Plan provides that the Board may amend the Plan at any time, subject to certain conditions set forth therein; and
WHEREAS, this Amendment will become effective upon approval by the Company’s stockholders at the Company’s 2022 Annual Meeting and if, for any reason, the Company’s stockholders fail to approve this Amendment, the existing Plan shall continue in full force and effect.
NOW, THEREFORE:
1.   Section 3(a) of the Plan is hereby deleted it in its entirety and replaced with the following:
“(a)   Stock Issuable.   Upon effectiveness of Amendment No. 1 to the Plan (the “Amendment Effective Date”), the maximum number of shares of Stock reserved and available for issuance under the Plan shall be 40,030,000 shares, subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any awards under the Plan and the Plug Power Inc. Third Amended and Restated 2011 Stock Option and Incentive Plan (the “2011 Plan”) that are forfeited, canceled, cash-settled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options; provided, however, any shares of Stock underlying awards under the 2011 Plan that again become available for grant pursuant to this Section 3(a) after the Amendment Effective Date shall be added back as (i) one (1) share of Stock if such shares were subject to options or stock appreciation rights granted under the 2011 Plan, and (ii) as 1.35 shares of Stock if such shares were subject to awards other than options or stock appreciation rights granted under the 2011 Plan. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 40,030,000 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. Upon effectiveness of the Plan, no new awards shall be granted under the 2011 Plan.”
2.   Section 3(b) of the Plan is hereby deleted it in its entirety and replaced with the following:
“(b)   Effect of Awards.   The grant of any full value Award (i.e., an Award other than an Option or a Stock Appreciation Right) after the Amendment Effective Date shall be deemed, solely for purposes of determining the number of shares of Stock available for issuance under Section 3(a) and not for any purpose outside of the Plan, as an Award of 1.35 shares of Stock for each such share of Stock actually subject to the Award. The grant of an Option or a Stock Appreciation Right after the Amendment Effective Date shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award for one share of Stock for each such share actually subject to the Award. Any forfeitures, cancellations, cash-settlement or other terminations (other than by exercise) of such Awards and of awards under the 2011 Plan after the Amendment Effective Date shall be returned to the reserved pool of shares of Stock under the Plan in the same manner.
3.   Effective Date of Amendment.   This Amendment to the Plan shall become effective upon the date that it is approved by the Company’s stockholders in accordance with applicable laws and regulations.
4.   Other Provisions.   Except as set forth above, all other provisions of the Plan shall remain unchanged.
IN WITNESS WHEREOF, this Amendment No. 1 to the Plan has been adopted by the Board of Directors of the Company this 2nd day of May 2022, subject to approval by the Company’s stockholders at the 2022 Annual Meeting.
[For reference, the text of the 2021 Stock Option and Incentive Plan, as previously approved by stockholders at the 2021 Annual Meeting, can be found in Appendix B of our
2021 Annual Proxy Statement.]

PLUG POWER INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

DETACH AND RETURN THIS PORTION ONLY

PLUG POWER INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class II Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) George C. McNamee
02) Gregory L. Kenausis
03) Jean A. Bua

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

SCAN TOVIEW MATERIALS & VOTE PLUG POWER INC. C/O BROADRIDGEP.O. BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 29, 2022. Have your notice or proxy card in hand when you access the website, which will contain your voter control number, and follow the instructions to obtain your records.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 29, 2022. Have your notice or proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by 11:59 P.M. ET on June 29, 2022. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D86184-P75736 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.D86185-P75736Annual Meeting of the Stockholders of PLUG POWER INC.June 30, 2022 at 10:00 AM Eastern Time SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe stockholder(s) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, and hereby appoint(s) each of Andrew J. Marsh and Gerard L. Conway, Jr. as proxies, each with the power to appoint his substitute, and authorize(s) them to represent and to vote all of the shares of common stock of PLUG POWER INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Eastern Time on June 30, 2022, at the offices of DLA Piper LLP, 1251 Avenue of the Americas, New York, New York 10020-1104 and at any adjournment or postponement thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated May 2, 2022.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF PROPERLY EXECUTED AND NO DIRECTION IS
MADE, THIS PROXY WILL BE VOTED "FOR" THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1, "FOR" THE APPROVAL OF THE AMENDMENT TO THE PLUG POWER INC. 2021 STOCK OPTION AND INCENTIVE PLAN IN PROPOSAL 2, "FOR" THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS IN PROPOSAL 3, AND "FOR" THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022 IN PROPOSAL 4. THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.Continued and to be signed on reverse side